Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

by and among

Xedar Corporation, a Colorado corporation

and

Pixx Acquisition Corp., a Delaware corporation

and

Pixxures, Inc., a Delaware corporation

September 26, 2007

i

Table of Contents
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Table of Contents
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LIST OF EXHIBITS AND SCHEDULES

Exhibits
Exhibit A - Certificate of Merger
Exhibit B - Certificate of Incorporation of Pixxures, Inc.
Exhibit C - Bylaws of Pixxures, Inc.
Exhibit D - Directors and Officers of Pixxures, Inc.
Exhibit E - Letter of Transmittal
Exhibit F - Registration Rights Agreement

Schedules
Company Disclosure Schedule

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger is made and entered into effective as of September 26, 2007, by and among Xedar Corporation, a Colorado corporation (“Parent”), Pixx Acquisition Corp., a Delaware corporation (“Acquisition Corp.”), which is a wholly-owned subsidiary of Parent, and Pixxures, Inc., a Delaware corporation (the “Company”).  Unless otherwise specified, capitalized terms shall have the meanings set forth in Section 10 hereof.

RECITALS

Whereas, the Board of Directors of each of Acquisition Corp., Parent and the Company have each determined that it is fair to and in the best interests of the shareholders of their respective corporations for Acquisition Corp. to be merged with and into the Company (the “Merger”), with the Company being the Surviving Corporation (as defined below in Section 1.1), upon the terms and subject to the conditions set forth herein; and

Whereas, the Board of Directors of Acquisition Corp. and the Board of Directors of the Company have approved the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and upon the terms and subject to the conditions set forth herein, in the Certificate of Merger (the “Certificate of Merger”), attached as Exhibit A hereto, and the Board of Directors of Parent has also approved the Merger, this Agreement and the Certificate of Merger.

Now, Therefore, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

1.	The Merger.

1.1           Merger.  Subject to the terms and conditions of this Agreement and the Certificate of Merger, Acquisition Corp. shall be merged with and into the Company in accordance with Section 251 of the DGCL.  At the Effective Time (as hereinafter defined), the separate legal existence of Acquisition Corp. shall cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Delaware under the name Pixxures, Inc.

1.2           Effective Time.  The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with Section 251 of the DGCL.  The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time.”

1.3           Certificate of Incorporation, Bylaws, Directors and Officers.

(a)           The Certificate of Incorporation of the Acquisition Corp., as in effect immediately prior to the Effective Time, attached as Exhibit B hereto, shall be the Certificate of

Incorporation of the Surviving Corporation from and after the Effective Time until further amended in accordance with applicable law.

(b)           The Bylaws of the Acquisition Corp., as in effect immediately prior to the Effective Time, attached as Exhibit C hereto, shall be the Bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

(c)           The directors and officers listed in Exhibit D hereto shall be the directors and officers of the Surviving Corporation, and each shall hold his respective office or offices from and after the Effective Time, until his successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Certificate of Incorporation or Bylaws of the Surviving Corporation.

1.4           Assets and Liabilities.  At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Acquisition Corp. and the Company (collectively, the “Constituent Corporations”); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the constituent corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the such Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

1.5           Manner and Basis of Converting Shares.

(a)           At the Effective Time:

(i)           each share of common stock, no par value per share, of Acquisition Corp. that shall be outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of common stock, no par value per share, of the Surviving Corporation, so that at the Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation;

(ii)           the shares of common stock, $.001 par value per share, of the Company (the “Company Common Stock”) beneficially owned by the Stockholders listed in Section 2.4 of the Company Disclosure Schedule, which shares at the Closing will constitute all of the issued and outstanding shares of common stock of the Company, shall, by virtue of the Merger and without any action on the part of the holders thereof, be cancelled and extinguished;

(iii)           the shares of preferred stock, designated Series A-1, $.001 par value per share, of the Company (the “Series A-1 Preferred Stock”) beneficially owned by the Stockholders listed in Section 2.4 of the Company Disclosure Schedule, which shares at the Closing will constitute all of the issued and outstanding shares of Series A-1 Preferred Stock of the Company, shall, by virtue of the Merger and without any action on the part of the holders thereof, be cancelled and extinguished;

(iv)           the shares of the Company’s Series B-1 Preferred Stock, $.001  par value per share, (the “Series B-1 Preferred Stock”) beneficially owned by the Stockholders listed in Section 2.4 of the Company Disclosure Schedule, which shares at the Closing will constitute all of the issued and outstanding shares of Series B-1 Preferred Stock of the Company, shall, by virtue of the Merger and without any action on the part of the holders thereof, each be converted into the number of shares of Parent Common Stock equal to the Series B-1 Conversion Ratio;

(v)           the shares of the Company’s Series C Preferred Stock, $.001 par value per share (the “Series C Preferred Stock” and, together with the Series B-1 Preferred Stock and Series C Preferred Stock, the “Company Preferred Stock”) beneficially owned by the Stockholders listed in Section 2.4 of the Company Disclosure Schedule, which shares of Series C Preferred Stock taken together with the Series B-1 Preferred Stock at the Closing will constitute all of the issued and outstanding shares of preferred stock of the Company, shall, by virtue of the Merger and without any action on the part of the holders thereof, each be converted into the number of shares of Parent Common Stock equal to the Series C Conversion Ratio;

(vi)           each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled in the Merger and cease to exist and each share of Company Preferred Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled in the Merger and cease to exist;

(b)           After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock or Company Preferred Stock (referred to collectively herein as “Company Stock”) that were outstanding immediately prior to the Effective Time

(c)           Promptly after the Effective Time and upon (i) surrender of a certificate or certificates representing shares of Company Stock that were outstanding immediately prior to the Effective Time or an affidavit and indemnification in form reasonably acceptable to counsel for the Parent stating that such Stockholder has lost its certificate or certificates or that such have been destroyed and (ii) delivery of a Letter of Transmittal (as described in Section 4 hereof), Parent shall issue to each record holder of the Company Stock surrendering such certificate or certificates and Letter of Transmittal, a certificate or certificates registered in the name of such Stockholder representing the number of shares of Parent Common Stock that such Stockholder shall be entitled to receive as set forth in Sections 1.5(a)(iv) and 1.5(a)(v) hereof.  Until the certificate, certificates or affidavit is or are surrendered together with the Letter of Transmittal as contemplated by this Section 1.5(c) and Section 4 hereof, each certificate or affidavit that immediately prior to the Effective Time represented any outstanding shares of Company Stock shall be deemed at and after the Effective Time to represent only the right for the holder thereof.

to receive upon surrender as aforesaid the Parent Common Stock into which such Company Stock is converted under Sections 1.5(a)(iv) and 1.5(a)(v) hereof or to perfect any rights of appraisal which such holder may have pursuant to the applicable provisions of the DGCL.

1.6           Options; Warrants; Other Rights.  Except as set forth in Section 1.6 of the Company Disclosure Schedule, all options, warrants, and other rights of any kind to purchase Company Stock outstanding as of the Effective Date will be exercised or terminated prior to or effective upon the Effective Time, and neither Parent nor Acquisition Corp., except as set forth in Section 1.6 of the Company Disclosure Schedule, shall assume or have any obligation with respect to such options or rights.

1.7           Parent Common Stock.  Parent agrees that it will cause the Parent Common Stock into which the Company Stock is converted at the Effective Time pursuant to Section 1.5(a)(iv) and 1.5(a)(v) to be available for such purpose.

1.8           Additional Shares.

(a)           Parent intends to file, or has filed a registration statement with the Commission pertaining to certain shares of Parent Common Stock other than the shares of Parent Common Stock to be issued in connection with or as a result of the Merger (the “Initial Registration Statement”) and will use best efforts to cause the Commission to declare the Initial Registration Statement effective as soon as practicable.  For the purposes of this Agreement, “Trigger Date” shall be the first date upon which (i) the Initial Registration statement is declared effective by the Commission and no stop order or other restriction on trading the shares has been imposed by the Commission; (ii) sufficient contractual lockup agreements of the officers, directors and any significant stockholders (including those associated with the Initial Registration Statement) have expired such that 50% of the Parent’s outstanding capital stock is freely tradable and not subject to restrictions on resale (calculated on a fully diluted basis, including all options, warrants, and other rights to acquire capital stock of the Parent outstanding at such time); (iii) Parent has completed a bona fide arm’s length equity financing in one or a series of related transactions of at least $10.0 million; and (iv) at least 50% of the Parent Common Stock issued in connection with the Merger has been registered with the Commission for resale and such shares are not subject to any restrictions on resale; provided that, not withstanding the foregoing, if the Trigger Date has not occurred prior to March 23, 2008, at any time following the such date a majority in interest of the Stockholders may establish a Trigger Date by notice to Parent.  In the event that no Trigger Date has occurred as of March 23, 2009, subject to the remainder of this sentence, the Trigger Date shall be March 23, 2009 (the “Trigger Date Limit”); provided, however, that such Trigger Date Limit shall be extended by the sum of (x) the number of days beyond January 15, 2008 the Initial Registration Statement is declared effective by the Commission, plus (y) the number of days following effectiveness and prior to the date of calculation of the Trigger Date Limit during which the use of the Initial Registration Statement is either suspended by the Commission or is unavailable because the Initial Registration Statement contains a an untrue statement of fact or omits to state a fact required to be stated therein or necessary to make the statements therein not misleading (such number of days referred to as the “Delay Period”).

(b)           Beginning on the Trigger Date, Parent will compute the average daily closing price for the Parent Common Stock for the 60 trading days following the Trigger Date during which there is no stop order or similar prohibition on trading in Parent Common Stock on the applicable exchange or OTC bulletin board (the “Subsequent Market Price”), and compare that to the Average Closing Price.  If the Subsequent Market Price is less than the Average Closing Price, then Parent will promptly issue additional shares (the “Additional Shares”) to the Stockholders, pro-rata, such that the total dollar value of the Parent Common Stock issued pursuant to Sections 1.5(a)(iv) and 1.5(a)(v) hereof, plus the Additional Shares to be issued pursuant to this Section 1.8(b), equals $5,115,000, calculated based on the Subsequent Market Price.  In the event that the parties disagree as to the calculation of the Subsequent Market Price, an independent national accounting firm shall be engaged, and the determination by such accounting firm shall be binding on all parties absent fraud or manifest error.

2.	Representations and Warranties of the Company.

The Company hereby represents and warrants to Parent and Acquisition Corp., except as set forth in the “Company Disclosure Schedule” delivered herewith, as follows:

2.1           Organization, Standing, Subsidiaries, Etc.

(a)           The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to carry on its business, to own or lease its properties and assets, to enter into this Agreement and the Certificate of Merger and to carry out the terms hereof and thereof.  Copies of the Certificate of Incorporation and Bylaws of the Company that have been delivered to Parent and Acquisition Corp. prior to the execution of this Agreement are true and complete and have not since been amended or repealed.

(b)           The Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

2.2           Qualification.  The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations and results of operations of the Company taken as a whole (the “Condition of the Company”).

2.3           Capitalization of the Company.  The authorized capital stock of the Company consists of 74,450,000 shares of Company Common Stock, and 64,450,000 shares of preferred stock, 450,000 shares of which have been designated Series A-1 Preferred Stock, 37,000,000 shares of which have been designated Series B-1 Preferred Stock, and 27,000,000 shares of which have been designated Series C Preferred Stock.  The Company has no authority to issue any other capital stock.  There are 791,923 shares of Company Common Stock issued and outstanding, and such shares are duly authorized, validly issued, fully paid and nonassessable.  There are 368,992 shares of Series A-1 Preferred Stock issued and outstanding, and such shares are duly authorized, validly issued, fully paid and nonassessable.  There are 28,467,138 shares of Series B-1 Preferred Stock issued and outstanding, and such shares are duly authorized, validly issued, fully paid and nonassessable.  There are 18,849,959 shares of Series C Preferred Stock issued and outstanding, and such shares are duly authorized, validly issued, fully paid and nonassessable.  Except as disclosed in Section 1.6 of the Company Disclosure Schedule, the Company has no outstanding warrants, stock options, rights or commitments to issue Company Common Stock, Company Preferred Stock or other Equity Securities of the Company, and there are no outstanding securities convertible or exercisable into or exchangeable for Company Common Stock, Company Preferred Stock or other Equity Securities of the Company.

2.4           Company Stockholders.  Section 2.4 of the Company Disclosure Schedule contains a true and complete list of the names of the record owners of all of the outstanding shares of Company Stock and other Equity Securities of the Company, together with the number of securities held.  To the knowledge of the Company, except as described in Section 2.4 of the Company Disclosure Schedule, there is no voting trust, agreement or arrangement among any of the beneficial holders of Company Common Stock affecting the exercise of the voting rights of Company Stock.

2.5           Corporate Acts and Proceedings.  The execution, delivery and performance of this Agreement and the Certificate of Merger (together, the “Merger Documents”) have been duly authorized by the Board of Directors of the Company.

2.6           Compliance with Laws and Instruments.  To the knowledge of the Company, the business, products and operations of the Company have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the Condition of the Company.  The execution, delivery and performance by the Company of the Merger Documents and the consummation by the Company of the transactions contemplated by this Agreement: (a) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing, (b) will not cause the Company to violate or contravene in any material respect (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of the Certificate of Incorporation or Bylaws of the Company, (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except as would not have a material adverse effect on the Condition of the Company, and (d) will not result in the creation or imposition of any material Lien upon any property or asset of the Company.

2.7           Binding Obligations.  This Agreement constitutes the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.  The Certificate of Merger, when executed by the Company, will constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.8           Broker’s and Finder’s Fees.  No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company, Parent, Acquisition Corp. or any Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, except as set forth in Section 2.8 of the Company Disclosure Schedule.

2.9           Financial Statements.  The Company has previously delivered to the Parent the Company’s audited Consolidated Balance Sheet, Consolidated Statement of operations, Consolidated Statement of Changes in Shareholders’ Equity and Consolidated Statement of Cash Flows as of and for the years ended December 31, 2006, December, 31, 2005, and December 31, 2004, and the Company’s unaudited Consolidated Balance Sheet (the “Balance Sheet”) as of July 31, 2007 (the “Balance Sheet Date”) and related Statement of Operations, Consolidated Statement of Changes in Shareholders’ Equity and Consolidated Statement of Cash Flows as of and for the six months ended June 30, 2007.  Such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified and (iii) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior accounting periods.

2.10           Absence of Undisclosed Liabilities.  As of the date hereof, the Company has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in Section 2.10 or 2.11 of the Company Disclosure Schedule, (b) to the extent set forth on or reserved against in the Balance Sheet, (c) current liabilities incurred and obligations under agreements entered into in the ordinary course of business since the Balance Sheet Date, none of which (individually or in the aggregate) has had or could reasonably be expected to have a material adverse effect on the Condition of the Company and (d) by the specific terms of any written agreement, document or arrangement identified in the Company Disclosure Schedule.

2.11           Changes.  Since the Balance Sheet Date, as of the date hereof and except as disclosed in Section 2.11 of the Company Disclosure Schedule, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued or, to the Company’s knowledge, contingent, whether due or to become due, except for current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the ordinary course of business, (d) sold, transferred or leased any of its assets, except in the ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) which could reasonably be expected to have a material adverse effect on the Condition of the Company, (g) entered into any transaction other than in the ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the financial condition of the Company other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a material adverse effect on the Condition of the Company, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Balance Sheet or its statement of income for the period ended on the Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, or (q) entered into any agreement, or otherwise obligated itself, to do any of the foregoing other than in the ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a material adverse effect on the Condition of the Company.

2.12           Title to Property and Encumbrances.  Except as disclosed in Section 2.12 of the Company Disclosure Schedule, the Company has good, valid and marketable title to all properties and assets used in the conduct of its business (except for property held under valid and subsisting leases which are in full force and effect and which are not in default) free of all Liens and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by the Company in its business.  Without limiting the generality of the foregoing, the Company has good and marketable title to all of its properties and assets reflected in the Balance Sheet, except for property disposed of in the ordinary course of business since the Balance Sheet Date and for property held under valid and subsisting leases which are in full force and effect and which are not in default.

2.13           Litigation.  Except as set forth on Section 2.13 of the Company Disclosure Schedule, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or its properties, assets or business, and after reasonable investigation, the Company is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding.  The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

2.14           Patents, Trademarks, Etc.  Section 2.14 of the Company Disclosure Schedule sets forth a list of all United States and foreign patents, trademarks, trade names, copyrights, and applications therefor used by the Company exclusively in and material to the conduct of its business (the “Patent and Trademark Rights”).  Except as disclosed in Section 2.14 of the Company Disclosure Schedule, (a) the Company owns or possesses adequate licenses or other valid rights to use all Patent and Trademark Rights; and (b) to the Company’s knowledge, the conduct of its business as now being conducted does not conflict with any valid patents, trademarks, trade names or copyrights of others in any way which could reasonably be expected to have a material adverse effect on the business or financial condition of the Company or its business.

2.15           Governmental Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.

2.16           Tax Returns and Audits.  All required federal, state and local Tax Returns of the Company have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a material adverse effect upon the Condition of the Company.  The Company is not and has not been delinquent in the payment of any Tax.  The Company has not had a Tax deficiency assessed against it.  None of the Company’s federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities.  The reserves for Taxes reflected on the Balance Sheet are sufficient for the payment of all unpaid Taxes payable by the Company with respect to the period ended on the Balance Sheet Date.  There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

2.17           Employee Benefit Plans; ERISA.

(a)           Except as disclosed in Section 2.17 of the Company Disclosure Schedule, there are no “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company.  Any plans listed in Section 2.17 of the Company Disclosure Schedule are hereinafter referred to as the “Company Employee Benefit Plans.”

(b)           Any current and prior material documents, including all amendments thereto, with respect to each Company Employee Benefit Plan have been provided to the Parent or its advisors.

(c)           All Company Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

(d)           There are no pending, or to the knowledge of the Company, threatened, claims or lawsuits which have been asserted or instituted against any Company Employee Benefit Plan, the assets of any of the trusts or funds under the Company Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Company Employee Benefit Plans or against any fiduciary of a Company Employee Benefit Plan with respect to the operation of such plan.

(e)           There is no pending, or to the knowledge of the Company, threatened, investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Company Employee Benefit Plan.

(f)           No actual or, to the knowledge of the Company, contingent liability exists with respect to the funding of any Company Employee Benefit Plan or for any other expense or obligation of any Company Employee Benefit Plan, except as disclosed on the financial statements of the Company or in Section 2.17 of the Company Disclosure Schedule, and to the knowledge of the Company, no contingent liability exists under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

2.18           Questionable Payments.  The Company has not, nor to the knowledge of the Company, has any director, officer, agent, employee or other Person associated with or acting on behalf of the Company, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

2.19           Interested Party Transactions.  Except as disclosed in Section 2.19 of the Company Disclosure Schedule, as of the date hereof, no officer, director or stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

2.20           Assets and Contracts.  Except as expressly set forth in Section 2.20 of the Company Disclosure Schedule, the financial statements referenced in Section 2.10 above or the notes thereto, as of the date hereof, the Company (a) is not a party to any written or oral agreement not made in the ordinary course of business that is material to the Company; (b) the Company does not own any real property; and (c) the Company is not a party to, or otherwise barred by, any written or oral (i) agreement with any labor union, (ii) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (iii) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (iv) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of the Company or any other Person, (v) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of the Company to any Lien or evidencing any Indebtedness, (vi) guaranty of any Indebtedness, (vii) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person, (viii) lease or agreement under which the Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company, (ix) agreement granting any preemptive right, right of first refusal or similar right to any Person, (x) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of the Company or any present or former officer, director or stockholder of the Company, (xi) agreement obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (xii) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (xiii) distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment, (xiv) or agreement to register securities under the Securities Act, or (xv) collective bargaining agreement.  Section 2.20 of the Company Disclosure Schedule sets forth and describes each insurance policy and coverage of any kind maintained with respect to the Company, its business, premises, properties, assets, employees and agents.  Section 2.20 of the Company Disclosure Schedule contains a true and complete list and description of each bank account, savings account, other deposit relationship and safety deposit box of the Company, including the name of the bank or other depository, the account number and the names of the individuals having signature or other withdrawal authority with respect thereto.  Except as disclosed on Section 2.20 of the Company Disclosure Schedule, no consent of any bank or other depository or Person is required to maintain any bank account, other deposit relationship or safety deposit box of the Company.  The Company has furnished to Parent true and complete copies of all agreements and other documents disclosed or referred to in Section 2.20 of the Company Disclosure Schedule or in the financial statements or the notes thereto, as well as any additional agreements or documents, reasonably requested by Parent.

2.21           Disclosure.  There is no fact relating to the Company that the Company has not disclosed to the Parent in writing that materially and adversely affects nor, insofar as the Company can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Company.  No representation or warranty by the Company herein and no information disclosed in the schedules or exhibits hereto by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

3.           Representations and Warranties of Parent and Acquisition Corp.

Parent and Acquisition Corp. jointly and severally represent and warrant to the Company as follows:

3.1           Organization and Standing.

(a)           Parent is a corporation duly organized and existing in good standing under the laws of the State of Colorado.  Acquisition Corp. is a corporation duly organized and existing in good standing under the laws of the State of Colorado.  Parent and Acquisition Corp. have heretofore delivered to the Company complete and correct copies of their respective Articles of Incorporation and Bylaws as now in effect.  Parent and Acquisition Corp. have full corporate power and authority to carry on their respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets.

(b)           Except for FuGEN, Inc., a Delaware corporation, Premiere Data Services, Inc., a Delaware corporation, PDS/GIS, Inc., a Delaware corporation, Land Links Company, LTD., a New Mexico limited liability company,  Atlantic Systems Corporation, a Virginia corporation, Point One, L.L.C., a Virginia limited liability company, and Acquisition Corp. (collectively, the “Subsidiaries”), neither Parent nor Acquisition Corp. has any subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.  Parent owns all of the issued and outstanding capital stock of the Subsidiaries free and clear of all Liens, and none of the Subsidiaries has any outstanding options, warrants or rights to purchase capital stock or other equity securities, other than the capital stock owned by Parent.  Each of the Subsidiaries is duly incorporated, validly existing and in good standing in its respective state of organization.  Unless the context otherwise requires, all references in this Section 3 to the “Parent” shall be treated as being a reference to the Parent and Acquisition Corp. taken together as one enterprise.

3.2           Corporate Authority.  Each of Parent and/or Acquisition Corp. (as the case may be) has full corporate power and authority to enter into the Merger Documents and the other agreements to be made pursuant to the Merger Documents, and to carry out the transactions contemplated hereby and thereby.  All corporate acts and proceedings required for the authorization, execution, delivery and performance of the Merger Documents and such other agreements and documents by Parent and/or Acquisition Corp. (as the case may be) have been duly and validly taken or will have been so taken prior to the Closing.  Each of the Merger Documents constitutes a legal, valid and binding obligation of Parent and/or Acquisition Corp. (as the case may be), each enforceable against them in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity.

3.3           Broker’s and Finder’s Fees.  No person, firm, corporation or other entity is entitled by reason of any act or omission of Parent or Acquisition Corp. to any broker’s or finder’s fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or the Certificate of Merger, or with respect to the consummation of the transactions contemplated hereby or thereby.

3.4           Capitalization of Parent.  The authorized capital stock of Parent consists of (a) 50,000,000 shares of common stock, no par value per share (the “Parent Common Stock”), of which 22,650,518 shares were issued and outstanding as of August 15, 2005.  There is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock.  All outstanding shares of the capital stock of Parent are validly issued and outstanding, fully paid and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person.  Except as disclosed in the Parent SEC Documents (as defined in Section 3.7(b) below), the Company has no outstanding warrants, stock options, rights or commitments to issue common stock, preferred stock or other Equity Securities, and there are no outstanding securities convertible or exercisable into or exchangeable for common stock, preferred Stock or other Equity Securities of the Parent.

3.5           Acquisition Corp.  Acquisition Corp. is a wholly-owned subsidiary of Parent that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property prior to the Closing Date, except in preparation for and otherwise in connection with the transactions contemplated by this Agreement, the Certificate of Merger and the other agreements to be made pursuant to or in connection with this Agreement and the Certificate of Merger.

3.6           Validity of Shares.  The shares of Parent Common Stock to be issued pursuant to this Agreement, when issued and delivered in accordance with the terms hereof and the Certificate of Merger shall be duly authorized, validly issued, fully paid and nonassessable.

3.7           SEC Reporting and Compliance.

(a)           Parent filed a registration statement on Form 10-SB under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on April 17, 2006, which became effective sixty (60) days thereafter in accordance with Section 12(g) of the Exchange Act and the rule promulgated thereunder.  Since that date, Parent has filed with the Commission all statements, reports and filings required to be filed by companies registered pursuant to Section 12(g) of the Exchange Act.

(b)           Parent has provided to the Company true and complete copies of the registration statement on Form 10-SB referred to in section 3.7(a) above, and all annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, the Initial Registration Statement, and all amendments thereto, and other statements, reports and filings (collectively, the “Parent SEC Documents”) filed by the Parent with the Commission.  As of their respective dates, the Parent SEC Documents (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Documents, and (ii) did not at the time they were filed (or if amended or superseded by a filing before the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  None of Parent’s subsidiaries is required to file any forms, reports or other documents with the SEC.

(c)           As of the date hereof, Parent has not filed, and nothing has occurred with respect to which Parent would be required to file, any report on Form 8-K since August 13, 2007.  Prior to and until the Closing, Parent will provide to the Company copies of any and all amendments or supplements to the Parent SEC Documents filed with the Commission since August 13, 2007, and any and all subsequent statements, reports and filings filed by the Parent with the Commission or delivered to the stockholders of Parent.

(d)           Parent is not an investment company within the meaning of Section 3 of the Investment Company Act.

(e)           The shares of Parent Common Stock are quoted on the Over-the-Counter (OTC) Bulletin Board under the symbol “XDRC.OB” and Parent is in compliance in all material respects with all rules and regulations of the OTC Bulletin Board applicable to it and the Parent Stock.  The OTC Bulletin Board has cleared the Form 211 filed by Parent pursuant to Rule 15c2-11(a)(5) of the Exchange Act.

(f)           Between the date hereof and the Closing Date, Parent shall continue to satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws and the OTC Bulletin Board.

(g)           Parent has otherwise complied with the Securities Act of 1933, as amended (the “Securities Act”), Exchange Act and all other applicable federal and state securities laws.

3.8           Financial Statements.  The consolidated balance sheets, statements of operations, statements of changes in shareholders’ equity and statements of cash flows contained in the Parent SEC Documents (the “Parent Financial Statements”) (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of the Parent, and (iii) present fairly in all material respects the financial condition of the Parent at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.  The financial statements included in the Annual Report on Form 10-KSB for the fiscal years ended December 31, 2005 and December 31, 2006, are audited by, and include the related report of Ehrhardt Keefe Steiner & Hottman PC, Parent’s independent certified public accountants.  The financial information included in the Quarterly Report on Form 10-QSB for the quarter ended June, 30, 2007, is unaudited, but reflects all adjustments (including normally recurring accounts) that Parent considers necessary for a fair presentation of such information and have been prepared in accordance with generally accepted accounting principles, consistently applied.

3.9           Governmental Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Parent or Acquisition Corp. required in connection with the consummation of the Merger shall have been obtained prior to, or be effective as of, the Closing.

3.10           Compliance with Laws and Instruments.  The execution, delivery and performance by Parent and/or Acquisition Corp. of this Agreement, the Certificate of Merger and the other agreements to be made by Parent or Acquisition Corp. pursuant to or in connection with this Agreement or the Certificate of Merger and the consummation by Parent and/or Acquisition Corp. of the transactions contemplated by the Merger Documents will not cause Parent and/or Acquisition Corp. to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (v) any provision of their respective articles or certificate of incorporation or Bylaws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which Parent or Acquisition Corp. is a party or by which Parent and/or Acquisition Corp. or any of their respective properties is bound.

3.11           No General Solicitation.  In issuing Parent Common Stock in the Merger hereunder, neither Parent nor anyone acting on its behalf has offered to sell the Parent Common Stock by any form of general solicitation or advertising.

3.12           Binding Obligations.  The Merger Documents constitute the legal, valid and binding obligations of the Parent and Acquisition Corp., and are enforceable against the Parent and Acquisition Corp., in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.13           Absence of Undisclosed Liabilities.  Neither Parent nor Acquisition Corp. has any obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Parent SEC Documents, (b) to the extent set forth on or reserved against in the audited balance sheet of Parent as of June 30, 2007 (the “Parent Balance Sheet”) or the Notes to the Parent Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since June 30, 2007 (the “Parent Balance Sheet Date”), none of which (individually or in the aggregate) materially and adversely affects the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Parent or Acquisition Corp., taken as a whole (the “Condition of the Parent”), and (d) by the specific terms of any written agreement, document or arrangement attached as an exhibit to the Parent SEC Documents.

3.14           Changes.  Since the Parent Balance Sheet Date, except as disclosed in the Parent SEC Documents, or in accordance with the terms of this Agreement, Parent has not (a) incurred any debts, obligations or liabilities, absolute, accrued or, to the Parent’s knowledge, contingent, whether due or to become due, except for current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Parent Balance Sheet and current liabilities incurred since the Parent Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) which could reasonably be expected to have a material adverse effect on the Condition of the Parent, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the financial condition of the Parent other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a material adverse effect on the Condition of the Parent, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Parent Balance Sheet or its statement of income for the period ended on the Parent Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, or (q) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

3.15           Tax Returns and Audits.  All required federal, state and local Tax Returns of the Parent have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a material adverse effect upon the Condition of the Parent.  The Parent is not and has not been delinquent in the payment of any Tax.  The Parent has not had a Tax deficiency assessed against it.  None of the Parent’s federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities.  The reserves for Taxes reflected on the Parent Balance Sheet are sufficient for the payment of all unpaid Taxes payable by the Parent with respect to the period ended on the Parent Balance Sheet Date.  There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Parent now pending, and the Parent has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

3.16           Employee Benefit Plans; ERISA.

(a)           Except as disclosed in the Parent SEC Documents, there are no “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security

Act of 1974, as amended (“ERISA”) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Parent.  Any plans listed in the Parent SEC Documents are hereinafter referred to as the “Parent Employee Benefit Plans.”

(b)           Any current and prior material documents, including all amendments thereto, with respect to each Parent Employee Benefit Plan have been given to the Company or its advisors.

(c)           All Parent Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

(d)           There are no pending, or to the knowledge of the Parent, threatened, claims or lawsuits which have been asserted or instituted against any Parent Employee Benefit Plan, the assets of any of the trusts or funds under the Parent Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Parent Employee Benefit Plans or against any fiduciary of a Parent Employee Benefit Plan with respect to the operation of such plan.

(e)           There is no pending, or to the knowledge of the Parent, threatened, investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Parent Employee Benefit Plan.

(f)           No actual or, to the knowledge of Parent, contingent liability exists with respect to the funding of any Parent Employee Benefit Plan or for any other expense or obligation of any Parent Employee Benefit Plan, except as disclosed on the financial statements of the Parent or the Parent SEC Documents, and to the knowledge of the Parent, no contingent liability exists under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

3.17           Litigation.  Except as disclosed in the Parent SEC Documents, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of the Parent, threatened against or affecting the Parent or Acquisition Corp. or their properties, assets or business.  To the knowledge of the Parent, neither Parent nor Acquisition Corp. is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

3.18           Interested Party Transactions.  Except as disclosed in the Parent SEC Documents, no officer, director or stockholder of the Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Parent has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or (ii) purchases from or sells or furnishes to the Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which the Parent is a party or by which it may be bound or affected.

3.19           Questionable Payments.  Neither the Parent, Acquisition Corp. nor to the knowledge of the Parent, any director, officer, agent, employee or other Person associated with or acting on behalf of the Parent or Acquisition Corp., has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.20           Assets and Contracts.  Except as expressly set forth in the Parent SEC Documents (a) the Parent is not a party to any written or oral agreement not made in the ordinary course of business that is material to the Parent; and (b) Parent does not own any real property.

3.21           Disclosure.  There is no fact relating to Parent that Parent has not disclosed to the Company in writing that materially and adversely affects nor, insofar as Parent can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Parent.  No representation or warranty by Parent herein and no information disclosed in the schedules or exhibits hereto by Parent contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

4.	Letter of Transmittal

Promptly after the Effective Time, Parent shall cause to be mailed to each holder of record of Company Stock that was converted pursuant to Section 1.5 hereof into the right to receive Parent Common Stock a letter of transmittal (“Letter of Transmittal”), in substantially the form attached hereto as Exhibit E, which shall contain additional representations, warranties and covenants of such Stockholder, including, without limitation, that (i) such Stockholder has full right, power and authority to deliver such Company Common Stock and Letter of Transmittal, (ii) the delivery of such Company Common Stock will not violate or be in conflict with, result in a breach of or constitute a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which such Stockholder is bound or affected, (iii) such Stockholder has good, valid and marketable title to all shares of Company Common Stock indicated in such Letter of Transmittal and that such Stockholder is not affected by any voting trust, agreement or arrangement affecting the voting rights of such Company Common Stock, (iv) such Stockholder is acquiring Parent Common Stock for investment purposes, and not with a view to selling or otherwise distributing such Parent Common Stock in violation of the Securities Act or the securities laws of any state, (v) that it has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in the Parent Common Stock, (vi) that it has such knowledge and experience in business and financial matters and with respect to investments in securities so as to enable it to understand and evaluate the risks of its investment in the Parent Common Stock and form an investment decision with respect thereto, (vii) such Stockholder has had an opportunity to ask and receive answers to any questions such Stockholder may have had concerning the terms and conditions of the Merger and the Parent Common Stock and has obtained any additional information that such Stockholder has requested.  Delivery shall be effected, and risk of loss and title to the Parent Common Stock shall pass, only upon delivery to the Parent (or an agent of the Parent) of (x) certificates evidencing ownership thereof as contemplated by Section 1.5(c) hereof (or affidavit of lost certificate), and (y) the Letter of Transmittal.

5.	Conduct of Businesses Pending the Merger.

5.1           Conduct of Business by the Company Pending the Merger.  Prior to the Effective Time, unless Parent or Acquisition Corp. shall otherwise agree in writing or as otherwise contemplated by this Agreement:

(a)           the business of the Company shall be conducted only in the ordinary course;

(b)           the Company shall not (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its Certificate of Incorporation or Bylaws; or (iii) split, combine or reclassify the outstanding Company Common Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

(c)           the Company shall not (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire any shares of, Company Common Stock; (ii) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction other than in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

(d)           the Company shall use its commercially reasonable efforts to preserve intact the business organization of the Company, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it;

(e)           the Company will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by it to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below).  The Company will promptly advise Parent orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof.  As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a merger or other business combination involving the Company or for the acquisition of a substantial equity interest in it or all or a significant portion of the assets of it other than as contemplated by this Agreement.  The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing; and

(f)           the Company will not enter into any new employment agreements with any of its officers or employees or grant any increases in the compensation or benefits of its officers and employees other than increases in the ordinary course of business and consistent with past practice or amend any employee benefit plan or arrangement.

5.2           Conduct of Business by Parent and Acquisition Corp.  Pending the Merger, prior to the Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement:

(a)           the business of Parent and Acquisition Corp. shall be conducted only in the ordinary course;

(b)           neither Parent nor Acquisition Corp. shall (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its articles or certificate of incorporation or Bylaws; (iii) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock, or (iv) enter into any contract, agreement, commitment or arrangement to dissolve; and

(c)           neither the Parent nor Acquisition Corp. will enter into any new employment agreements with any of their officers or employees or grant any increases in the compensation or benefits of their officers or employees.

6.	Additional Agreements.

6.1           Additional Covenants.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto to obtain all necessary waivers, and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).  In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Parent, Acquisition Corp. and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Acquisition Corp. and the Company shall take all such necessary action.

6.2           Publicity.  No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the Commission or of the principal trading exchange or market for Parent Common Stock; provided, that in such case Parent will use its best efforts to allow the Company to review and reasonably approve any press release or public announcement prior to its release.

6.3           Registration Rights Agreement.  As of the Effective Time, Parent shall enter into a Registration Rights Agreement with each of the Stockholders on substantially the terms set forth in the form of agreement attached as Exhibit F.

6.4           Indemnification of Officers and Directors. From and after the Effective Time, Parent shall cause the Surviving Corporation and the Subsidiaries (if applicable) to fulfill and honor in all respects the obligations of Company pursuant to any indemnification provisions under the certificate of incorporation and bylaws of the Company as each is in effect on the date of this Agreement (the persons entitled to be indemnified pursuant to such provisions, and all other current and former directors and officers of Target and its Subsidiaries, being referred to collectively as the “Indemnified Parties”).  Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation to contain the provisions with respect to indemnification and exculpation from liability set forth in Company’s certificate of incorporation and bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

7.	Conditions of Parties’ Obligations.

7.1           Parent and Acquisition Corp. Obligations.  The obligations of Parent and Acquisition Corp. under this Agreement, the Certificate of Merger and the Statement of Merger are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived, in whole or in part, by Parent.

(a)           Accuracy of Representations.  The representations and warranties of the Company set forth in this Agreement  (excluding any representation or warranty that refers specifically to “the date of this Agreement,” “the date hereof” or any other date other than the Closing Date) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded, (ii) any inaccuracy that does not have a Material Adverse Effect on the Company shall be disregarded, (iii) any inaccuracy that results from or relates to general business or economic conditions shall be disregarded, (iv) any inaccuracy that results from or relates to conditions generally affecting the industry in which the Company competes shall be disregarded, (v) any inaccuracy that results from or relates to the announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement shall be disregarded, and (vi) any inaccuracy that results from or relates to the taking of any action contemplated by this Agreement shall be disregarded).

(b)           Compliance with Agreement.  The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date and this Agreement and the Merger shall have been duly authorized by the Board of Directors of the Company and, to the

extent required by the DGCL, have been approved by the requisite vote of the Stockholders, and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documents and the consummation of the Merger have been validly and appropriately taken, except for the filing of the Certificate of Merger, which shall be filed upon or promptly after the Closing.

(c)           No Default or Adverse Change.  There shall not exist on the Closing Date any Default or Event of Default or any event or condition that, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default, and since the Balance Sheet Date, there shall have been no Material Adverse Change in the Condition of the Company.

(d)           The Company shall have delivered to Parent a certificate dated the Closing Date, executed on its behalf by Charles Killpack, the President and Chief Executive Officer of the Company, certifying the satisfaction of the conditions specified in paragraphs (a), (b) and (c) of this Section 7.1.

(e)           No Restraining Action.  No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documents.

(f)           Supporting Documents.  Parent and Acquisition Corp. shall have received the following:

(i)           Copies of resolutions of the Board of Directors and the Stockholders of the Company, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of the Merger Documents and all other documents and instruments to be delivered pursuant hereto and thereto.

(ii)           A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement and further certifying that the Certificate of Incorporation and Bylaws of the Company delivered to Parent and Acquisition Corp. at the time of the execution of this Agreement have been validly adopted and have not been amended or modified.

(iii)           A certificate, dated the Closing Date, executed by the Company’s Secretary, certifying that, except for the filing of the Statement of Merger and Certificate of Merger: (i) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement, the Certificate of Merger and the consummation of the Merger shall have been duly made or obtained, and all material consents by third parties that are required for the Merger have been obtained; and (ii) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement, the Statement of Merger, the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documents.

(iv)           Evidence as of a recent date of the good standing and corporate existence of the Company issued by the Secretary of State of the State of Delaware and evidence that the Company is qualified to transact business as a foreign corporation and is in good standing in each other state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

(v)           No more than 15% of the Stockholders of the Company shall have voted against the Merger or shall have demanded or exercised their appraisal rights pursuant Section 262 of the DGCL.

(vi)           Termination Agreements in the form previously delivered to Parent causing the termination of all warrants to purchase shares of the Company’s Series B-1 Preferred Stock and Series C Preferred Stock.

(vii)           Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Parent and Acquisition Corp. may reasonably request.

(g)           Registration Rights Agreement.  Parent shall have entered into a Registration Rights Agreement with each of the Stockholders on substantially the terms set forth in the form of agreement attached as Exhibit F.

(h)           Proceedings and Documents.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to Parent and Acquisition Corp.  The Company shall furnish to Parent and Acquisition Corp. such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 7.1 as Parent or its counsel may reasonably request.

7.2           Company Obligations.  The obligations of the Company under this Agreement, the Certificate of Merger and the Statement of Merger are subject to the fulfillment at or prior to the Closing of the following conditions, and of which may be waived, in whole or in part, by the Company:

(a)           Accuracy of Representations.  The representations and warranties of Parent and Acquisition Corp. set forth in this Agreement (excluding any representation or warranty that refers specifically to “the date of this Agreement,” “the date hereof” or any other date other than the Closing Date) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) any update of or modification to the Parent Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded, (ii) any inaccuracy that does not have a Material Adverse Effect on the Parent or any subsidiary of the Parent shall be disregarded, (iii) any inaccuracy that results from or relates to general business or economic conditions shall be disregarded, (iv) any inaccuracy that results from or relates to conditions generally affecting the industry in which the

Parent competes shall be disregarded, and (v) any inaccuracy that results from or relates to the taking of any action contemplated by this Agreement shall be disregarded)

(b)           Compliance with Agreement.  Parent and Acquisition Corp. shall have performed and complied in all material respects with all agreements and conditions required by this Agreement and the Certificate of Merger to be performed or complied with by them on or before the Closing Date.

(c)           No Default or Adverse Change.  There shall not exist on the Closing Date any Default or Event of Default or any event or condition, that with the giving of notice or lapse of time, or both, would constitute a Default of Event of Default, and since the Parent Balance Sheet Date, there shall have been no Material Adverse Change in the Condition of the Parent.

(d)           Certificate of Officer.  Parent and Acquisition Corp. shall have delivered to the Company a certificate dated the Closing Date, executed on their behalf by their respective President and CEO, certifying the satisfaction of the conditions specified in paragraphs (a), (b), and (c) of this Section 7.2.

(e)           Supporting Documents.  The Company shall have received the following:

(1)           Copies of resolutions of Parent’s and Acquisition Corp.’s respective boards of directors and the sole shareholder of Acquisition Corp., certified by their respective Secretaries, authorizing and approving, to the extent applicable, the execution, delivery and performance of this Agreement, the Statement of Merger, the Certificate of Merger, the Certificate of Amendment and all other documents and instruments to be delivered by them pursuant hereto and thereto.

(2)           A certificate of incumbency executed by the respective Secretaries of Parent and Acquisition Corp. certifying the names, titles and signatures of the officers authorized to execute the documents referred to in paragraph (1) above and further certifying that the articles or certificates of incorporation and Bylaws of Parent and Acquisition Corp. appended thereto have not been amended or modified.

(3)           A certificate, dated the Closing Date, executed by the Secretary of each of the Parent and Acquisition Corp., certifying that, except for the filing of the Certificate of Merger: (i) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement, the Certificate of Merger, the Certificate of Merger, the Certificate of Amendment and the consummation of the Merger shall have been duly made or obtained, and all material consents by third parties required for the Merger have been obtained; and (ii) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by any of the Merger Documents.

(4)           Evidence as of a recent date of the good standing and corporate existence of the Parent made available to the Company by the Secretary of State of Colorado.

(5)           Evidence as of a recent date of the good standing and corporate existence of Acquisition Corp. issued by the Secretary of State of Colorado.

(6)           No more than 15% of the Stockholders of the Company shall have voted against the Merger or shall have demanded or exercised their appraisal rights pursuant Section 262 of the DGCL.

(7)           Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company may reasonably request.

(f)           Registration Rights Agreement.  Each of the Stockholders shall enter into a Registration Rights Agreement on substantially the terms set forth in the form of agreement attached as Exhibit F.

(g)           Proceedings and Documents.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to the Company.  Parent and Acquisition Corp. shall furnish to the Company such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this Section 7.2 as the Company may reasonably request.

8.	Survival of Representations and Warranties; Indemnification.

(a)           Company Representations. Except as set forth below, the representations and warranties of the Company made in Section 2 of this Agreement (including the applicable Company Disclosure Schedules to the Agreement which are hereby incorporated by reference) shall survive for one (1) year beyond the Effective Time.  Notwithstanding the foregoing, the representations and warranties set forth in Sections 2.1, 2.3 and 2.5 shall survive until the date that is 60 trading days following the Trigger Date.

(b)           Company Indemnification.  Notwithstanding Section 8(a) above, the aggregate maximum amount of damages that may be recovered by the Parent or Acquisition Corp.  arising out of or in connection with the breach of any of the representations and warranties of the Company made in Section 2 of this Agreement shall not exceed $550,000.  This Section 8 shall not limit any claim for fraud or for breach of any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.  In the event of a breach for which indemnity if available pursuant to this Section 8(b), the Company shall be entitled to compensate Parent or Acquisition Corp. either with cash or by returning shares of common stock of the Parent issued pursuant to this Agreement, which shares shall be valued for purposes of such indemnification claim at the Parent Stock Value.

(c)           Parent and Acquisition Corp. Representations. Except as set forth below, the representations and warranties of the Parent and the Acquisition Corp. made in Section 3 of this Agreement shall survive for one (1) year beyond the Effective Time; provided, however, that the one-year survival period shall be extended by the Delay Period (as defined in Section 1.8(a) above).  Notwithstanding the foregoing, the representations and warranties set forth in Sections 3.1, 3.2, 3.4, and 3.6 shall survive until the date that is 60 trading days following the Trigger Date.

(d)           Parent and Acquisition Corp. Indemnification.  Notwithstanding Section 8(c) above, the aggregate maximum amount of damages that may be recovered by the Company arising out of or in connection with the breach of any of the representations and warranties of the parties made in Section 3 of this Agreement shall not exceed $550,000.  This Section 8(d) shall not limit any claim for fraud or for breach of any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

9.	Amendment of Agreement.

This Agreement, the Certificate of Merger, and the Statement of Merger may be amended or modified at any time in all respects by an instrument in writing executed (i) in the case of this Agreement by the parties hereto; and (ii) in the case of the Certificate of Merger and Statement of Merger by the parties thereto.

10.	Definitions.

Unless the context otherwise requires, the terms defined in this Section 10 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“Acquisition Corp.” means Pixx Acquisition Corp., a Delaware corporation.

“Acquisition Proposal” shall have the meaning assigned to such term in each of Section 5.1(e) hereof.

“Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

“Agreement” shall mean this Agreement.

“Average Closing Price” shall mean the average daily closing price of the Parent Common Stock for the 20 trading days ending two days prior to the Closing.

“Balance Sheet” and “Balance Sheet Date” shall have the meanings assigned to such terms in Section 2.9 hereof.

“CBCA” shall have the meaning assigned to it in the second recital hereof.

“Certificate of Merger” shall have the meaning assigned to it in the second recital hereof.

“Closing” and “Closing Date” shall have the meanings assigned to such terms in Section 11 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Company” shall mean Pixxures, Inc., a Delaware corporation.

“Company Common Stock” shall have the meaning assigned to it in Section 1.5(a)(ii) hereof.

Company Disclosure Schedule shall have the meaning assigned to it in Section 2 hereof.

“Company Employee Benefit Plans” shall have the meaning assigned to it in Section 2.17 hereof.

“Company Preferred Stock” shall have the meaning assigned to it in Section 1.5(a)(iii) hereof.

“Company Stock” shall have the meaning assigned to it in Section 1.5(b).

“Condition of the Company” shall have the meaning assigned to it in Section 2.2 hereof.

“Condition of the Parent” shall have the meaning assigned to it in Section 3.13 hereof.

“Constituent Corporations” shall have the meaning assigned to it in Section 1.4 hereof.

“Default” shall mean a default or failure in the due observance or performance of any covenant, condition or agreement on the part of the Company, Parent, or Acquisition Corp. to be observed or performed under the terms of this Agreement, or any  Merger Document, if such default or failure in performance shall remain unremedied for five (5) days (or such longer period if otherwise specified in this Agreement).

“DGCL” shall have the meaning assigned to it in the second recital hereof.

“Effective Time” shall have the meaning assigned to it in Section 1.2 hereof.

“Equity Security” shall mean any stock or similar security of an issuer or any security (whether stock or Indebtedness for Borrowed Money) convertible, with or without consideration, into any stock or similar equity security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

“ERISA” shall have the meaning assigned to it in Section 2.17 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Event of Default” shall mean (a) the failure of the Company, Parent, or Acquisition Corp. to pay any Indebtedness for Borrowed Money, or any interest or premium thereon, within five (5) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (b) an event of default under any agreement or instrument evidencing or securing or relating to any such Indebtedness, or (c) the failure of the Company, Parent, or Acquisition Corp. to perform or observe any material term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

“GAAP” shall have the meaning assigned to it in Section 2.9 hereof.

“Indebtedness” shall mean any obligation of the Company, Parent, or Acquisition Corp. which under generally accepted accounting principles is required to be shown on the balance sheet of the Company, Parent, or Acquisition Corp., respectively, as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company, Parent, or Acquisition Corp., shall be deemed to be Indebtedness of the respective entity even though such obligation is not assumed by the such entity.

“Indebtedness for Borrowed Money” shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company, Parent, or Acquisition Corp., respectively, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money of the Company, Parent, or Acquisition Corp., respectively ,or (c) all such Indebtedness guaranteed by the of the Company, Parent, or Acquisition Corp., respectively, or for which the of the Company, Parent, or Acquisition Corp., respectively, is otherwise contingently liable.

“Initial Registration Statement” shall have the meaning assigned to it in Section 1.8(a) hereof.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“knowledge” and “know” means, when referring to any person or entity, the actual knowledge of such person or entity of a particular matter or fact, and what that person or entity would have reasonably known after due inquiry. An entity will be deemed to have “knowledge” of a particular fact or other matter if any individual who is serving, or who has served, as an executive officer of such entity has actual “knowledge” of such fact or other matter, or had actual “knowledge” during the time of such service of such fact or other matter, or would have had “knowledge” of such particular fact or matter after due inquiry.

“Letter of Transmittal” shall have the meaning assigned to it in Section 4 hereof.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement,

any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

“Material Adverse Change” means, with respect to any Person, an adverse change in the financial condition or results of operations of the Person since the date of this Agreement; provided, however, that for purposes of determining whether there shall have been any such material adverse change, (i) any adverse change resulting from or relating to general business or economic conditions shall be disregarded, (ii) any adverse change resulting from or relating to conditions generally affecting the industry in which the Person competes shall be disregarded, (iii) any adverse change resulting from or relating to the announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement shall be disregarded, and (iv) any adverse change resulting from or relating to the taking of any action contemplated by this Agreement shall be disregarded.

“Merger” shall have the meaning assigned to it in the first recital hereof.

“Merger Documents” shall have the meaning assigned to it in Section 2.5 hereof.

“Parent” shall mean Xedar Corporation, a Colorado corporation.

“Parent Balance Sheet” and “Parent Balance Sheet Date” shall have the meanings assigned to them in Section 3.13 hereof.

“Parent Common Stock” shall have the meaning assigned to it in Section 3.4 hereof.

“Parent Employee Benefit Plans” shall have the meaning assigned to it in Section 3.16 hereof.

“Parent Financial Statements” shall have the meaning assigned to it in Section 3.8 hereof.

“Parent SEC Documents” shall have the meaning assigned to it in Section 3.7(b) hereof.

“Parent Stock Value” shall mean the average daily closing price of the Parent Common Stock for the 20 trading days ending two days prior to the Closing.

“Patent and Trademark Rights” shall have the meaning assigned to it in Section 2.15 hereof.

“Permitted Liens” shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and materialmens’ and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

“Person” shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series B-1 Conversion Ratio” shall mean the quotient obtained by dividing (a)(i) $1,943,607.10 divided by (ii) the Average Closing Price, by (b) the number of shares of Series B-1 Preferred Stock outstanding as of the Closing Date [28,467,138].

“Series C Conversion Ratio” shall mean the quotient obtained by dividing (a)(i) $3,171,392.90 divided by (ii) the Average Closing Price, by (b) the number of shares of Series C Preferred Stock outstanding as of the Closing date [18,849,959].

“Statement of Merger” shall have the meaning assigned to it in the second recital hereof.

“Stockholders” shall mean all of the holders of Series B-1 Preferred Stock and Series C Preferred Stock.

“Surviving Corporation” shall have the meaning assigned to it in Section 1.1 hereof.

“Tax” or “Taxes” shall mean (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Regulation section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

“Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

“Trigger Date” shall have the meaning assigned to it in Section 1.8(a) hereof.

11.           Closing.

The closing of the Merger (the “Closing”) shall occur immediately following the fulfillment of the closing conditions set forth in Section 7 hereof (the “Closing Date”).  The Closing shall occur at the offices of Castle Meinhold & Stawiarski LLC, referred to in Section 13.1 hereof.  Parent will deliver at such Closing to the Company the officers’ certificate referred to in Section 7.2 hereof and the Company will deliver to Parent the officers’ certificate referred to in Section 7.1 hereof.  All of the other documents, certificates and agreements referenced in Section 7 will also be executed and delivered as described therein.  At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

12.	Termination Prior to Closing.

12.1           Termination of Agreement.  This Agreement may be terminated at any time prior to the Closing:

(a)           By the mutual written consent of the Company, Acquisition Corp. and Parent;

(b)           By the Company, if Parent or Acquisition Corp. (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after the Company has notified Parent and Acquisition Corp. of its intent to terminate this Agreement pursuant to this paragraph (b);

(c)           By Parent and Acquisition Corp., if the Company (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Parent or Acquisition Corp. has notified the Company of its intent to terminate this Agreement pursuant to this paragraph (c);

(d)           By either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parent, Acquisition Corp. or the Company, which prohibits or materially restrains any of them from consummating the transactions contemplated hereby; provided, that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry, by any such court or governmental or regulatory agency; or

(e)           By either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if the Closing has not occurred on or prior to October 31, 2007, for any reason other than delay or nonperformance of the party seeking such termination.

12.2           Termination of Obligations.  Termination of this Agreement pursuant to this Section 12 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 6.1, 13.3 and 13.9; provided, however, that termination pursuant to paragraphs

(b) or (c) of Section 12.1 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

13.	Miscellaneous.

13.1           Notices.  Any notice, request or other communication hereunder shall be given in writing and shall be served either personally by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

If to Parent or Acquisition Corp.:	Xedar Corporation.

8310 South Valley Highway, Suite 220

Englewood, CO 80112

Attention: Hugh H. Williamson, III

President and CEO

With a copy to:	Castle Meinhold & Stawiarski, LLC

999 18th Street, Suite 2201

Denver, CO 80220

Attention: Thomas S. Smith, Esq.

If to the Company:	Pixxures, Inc.

15000 West 64th Street

Arvada, CO 80007

Attention: Charles Killpack

President and CEO

With a copy to:	Cooley Godward Kronish LLP

380 Interlocken Crescent, Suite 900

Broomfield, CO 80021

Attention: Michael L. Platt, Esq.

Notices shall be deemed received at the earlier of actual receipt or three (3) business days following mailing. Counsel for a party (or any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.

13.2           Entire Agreement.  This Agreement, including the schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof.  This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

13.3           Expenses.  Each party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement.

13.4           Time.  Time is of the essence in the performance of the parties’ respective obligations herein contained.

13.5           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs.

13.7           No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement.

13.8           Counterparts.  This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document.  Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

13.9           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.  The parties to this Agreement agree that any breach of any term or condition of this Agreement or the transactions contemplated hereby shall be deemed to be a breach occurring in the State of Colorado by virtue of a failure to perform an act required to be performed in the State of Colorado.  The parties to this Agreement irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby.  The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of  venue of any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, or any judgment entered by any court in respect hereof brought in Denver, Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in Denver, Colorado has been brought in an inconvenient forum. With respect to any action before the above courts, the parties hereto agree to service of process by certified or registered United States mail, postage prepaid, addressed to the party in question.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

PARENT

Xedar Corporation, a
Colorado corporation

By:	/s/ Hugh H. Williamson, III
Hugh H. Williamson, III, President and CEO

ACQUISITION CORP.

Pixx Acquisition Corp., a
Colorado corporation

By:	/s/ Hugh H. Williamson, III
Hugh H. Williamson, III, President and CEO

COMPANY

Pixxures, Inc., a
Delaware corporation

By:	/s/ Charles Killpack
Charles Killpack, Chief Executive Officer

Exhibit A

CERTIFICATE OF MERGER
OF
PIXX ACQUISITION CORP.,
A DELAWARE CORPORATION
INTO
PIXXURES, INC.,
A DELAWARE CORPORATION

The undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify as follows:

1.	The name and state of incorporation of the constituent corporations are as follows:

                Name                                                                          State of Incorporation

Pixxures, Inc.                                                                                                 Delaware

Pixx Acquisition Corp.                                                                                   Delaware

2.	An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

3.	The name of the surviving corporation is: Pixxures, Inc.

4.
The Certificate of Incorporation of Pixxures, Inc., a Delaware corporation, shall be amended and restated in its entirety as set forth in Exhibit A hereto as a result of the merger, and as amended and restated, shall be the certificate of incorporation of the surviving corporation.

5.	The executed agreement of merger is on file at the following place of business of the surviving corporation located at 8310 South Valley Highway, Suite 220, Englewood, CO 80112.

6.	A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

 [Signature Page Follows]

Exhibit A - 1

IN WITNESS WHEREOF, the undersigned has signed his name and affirmed that this instrument is the act and deed of the corporation and that the statements herein are true, under penalties of perjury, this _____ day of September, 2007.

Pixxures, Inc.,
a Delaware corporation

By:
        Charles L. Killpack, President

Exhibit A - 2

Exhibit A

[Amended and Restated Certificate of Incorporation]

Exhibit A - 3

Exhibit B

CERTIFICATE OF INCORPORATION
OF
PIXXURES, INC.

ARTICLE I

The name of the Corporation is: Pixxures, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware  19808.  The name of its registered agent at that address is Corporation Service Company.

ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The sole initial director of the Corporation shall be:  Hugh H. Williamson, III, with a mailing address of: Xedar Corporation, 8310 South Valley Highway, Suite 220, Englewood, CO 80112.

ARTICLE V

The Corporation is authorized to issue 10,000 shares of capital stock in the aggregate.  The capital stock of the Corporation shall consist of a single class, designated "Common Stock," with a par value of $0.001 per share.

Exdhibit B -1

ARTICLE VI

To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the General Corporation Law of Delaware is hereafter amended to authorize, with or without the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.  Any repeal or modification of any of the foregoing provisions of this Article VI, by amendment of this Article VI or by operation of law, shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE VII

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification or advancement of expenses), through bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.
Any repeal or modification of any of the foregoing provisions of this Article VII, by amendment of this Article VII or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent of the Corporation or any such other person existing at the time of, or increase the liability of any such director, officer, employee, agent or other person with respect to any acts or omissions thereof occurring prior to such repeal or modification.

ARTICLE VIII

The Corporation is to have perpetual existence.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, but the stockholders may adopt additional bylaws and may amend or repeal any bylaw whether adopted by them or otherwise.

Exdhibit B -2

ARTICLE XI

The number of directors that will constitute the whole Board of Directors shall be designated in the Bylaws of the Corporation, but shall be not less than one (1).  Vacancies created by the resignation of one or more members of the Board of Directors and new directorships created in accordance with the Bylaws of the Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office or by a sole remaining director.  Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE XII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  Advance notice of new business and stockholder nominations for the election of Directors shall be provided in the manner and to the extent provided in the Bylaws of the Corporation.  Any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided, however, that an action by written consent to elect directors, unless such action is unanimous, may be in lieu of holding of an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

ARTICLE XIII

Stockholders of the Corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

ARTICLE XIV

Preemptive rights shall not exist with respect to shares of capital stock or securities convertible into the capital stock of the Corporation, whether now or hereafter authorized; provided, however, that the Corporation may, by contract, grant to some or all of the Corporation's security holders preemptive rights to acquire securities of the Corporation.

ARTICLE XV

The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws of the Corporation.
**********

Exdhibit B -3

The undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to the knowledge of the undersigned, and that this certificate is the act and deed of the undersigned.
Executed on this ____ day of September, 2007

By:  /s/ Hugh H. Williamson
       Hugh H. Williamson, III, Director and authorized officer

Exdhibit B -4

Exhibit C

BYLAWS

OF

PIXXURES, INC.

ARTICLE I

CORPORATE OFFICES

1.1           REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware  19808.  The name of its registered agent at that address is The Company Corporation.

1.2           OTHER OFFICES

The Corporation may also establish offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1           PLACE OF MEETINGS

Meetings of stockholders shall be held at the principal office of the Corporation or any other location, within or outside the State of Delaware, designated by the Board of Directors.  Alternatively, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall instead be held solely by means of remote communication provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.2           ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors for the purpose of electing directors and transacting such other business as may properly come before the meeting.  In the absence of such designation, the annual meeting of stockholders shall be held each year within 120 days after the Corporation's

Exhibit C - 1

fiscal year end.  At the meeting, directors shall be elected and any other proper business may be transacted.

2.3           SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the Board of Directors, the chairperson of the board, the president, 2 or more directors, or such other officers of the Corporation as may be directed by the Board of Directors to call a meeting, or by such person or persons as may be authorized by the Certificate of Incorporation.  No other person or persons are permitted to call a special meeting.  No business may be conducted at a special meeting other than the business brought before the meeting by the Board of , the chairperson of the board, the president, 2 or more directors, or such other officers of the Corporation as may be directed by the Board of Directors to call a meeting, or by such person or persons as may be authorized by the Certificate of Incorporation.

2.4           NOTICE OF STOCKHOLDERS' MEETINGS

All notices of meetings of the stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not fewer than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except for any notice of a meeting to act on a plan of merger or consolidation, or on the sale, lease or exchange of all or substantially all of the Corporation's property and assets (including its goodwill and corporate franchises) which shall be given not fewer than 20 nor more than 60 days in advance of such meeting.  The notice shall specify the place, if any, date, and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5           MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of such stockholder as it appears on the records of the Corporation.  Notice also shall be deemed given (i) if sent by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if sent by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if sent by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting or the giving of such separate notice; and (iv) if sent by any other form of electronic transmission consented to by the stockholder to whom the notice is given.  Any consent to receive notice by electronic transmission shall be revocable by written notice from such stockholder to the Corporation.  Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Exhibit C - 2

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6           QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation, provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.  If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.  Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it shall be deemed present for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7           ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8           VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).  Except as may be otherwise provided in the Certificate of Incorporation, (i) each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder, (ii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and (iii) every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the

Exhibit C - 3

shares of stock entitled to vote thereon that are present in person or represented by proxy at the meeting and are voted for or against the matter.

2.9           WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that an action by written consent to elect directors, unless such action is unanimous, may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth (or is delivered with information from which the Corporation can determine) (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.  The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by a telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Any copy, facsimile

Exhibit C - 4

or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to in such consent unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the Corporation, in the manner required by this Section, within 60 days of the earliest dated consent delivered to the Corporation in the manner required by this Section.  Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  If the action that is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

2.11	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to an action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date.  Such record date shall not (i) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, (ii) be more than 60 nor fewer than 10 days before the date of such meeting, (iii) be more than 10 days after the date upon which the resolution fixing the record date for an action by written consent in lieu of a meeting is adopted by the Board of Directors, or (iv) be more than 60 days prior to any other action.

If the Board of Directors does not so fix a record date:

(i)           The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)           The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of Delaware, shall be the first date on which a signed

Exhibit C - 5

written consent setting forth the action taken or proposed to be taken is delivered to the Corporation.

(iii)           The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.12           PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a written proxy or by an electronic transmission indicating such proxy, signed by the stockholder and filed with the secretary of the Corporation, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.  A proxy with respect to a specific meeting shall entitle the proxy holder to vote at any reconvened meeting following adjournment of such meeting, but shall not be valid after the final adjournment of such meeting.  A proxy shall be deemed signed if the stockholder's name is placed on the proxy or the electronic transmission indicating such proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.  A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth (or be accompanied by information from which it can be determined) that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.13           LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Nothing contained in this Section 2.13 shall require the Corporation to include electronic mail addresses or other electronic

Exhibit C - 6

contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III

DIRECTORS

3.1           POWERS

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2           NUMBER OF DIRECTORS

The number of directors of the Corporation shall be determined by resolution of the Board of Directors, from time to time, and shall consist of not less than one (1) director and no more than seven (7).  No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.  Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.  Each director, including a director elected to fill a vacancy, shall hold office until the successor of such director is elected and qualified or until the death, resignation or removal of such director.  All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.  If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth (or be submitted

Exhibit C - 7

with information from which it can be determined) that the electronic transmission was authorized by the stockholder or proxyholder.

3.4           RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice given in writing or by electronic transmission to the Corporation.  Any such resignation shall be effective upon delivery, unless the notice of resignation specifies a future effective date, and unless otherwise specified, the acceptance of such resignation shall not be a precondition to its effectiveness.  When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i)           Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii)           Whenever the holders of any class or series of stock are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or series may, unless otherwise set forth in the Certificate of Incorporation, be filled by a majority of the directors elected by such class or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

Exhibit C - 8

3.5           PLACE OF MEETINGS; TELEPHONIC MEETINGS

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6           FIRST MEETINGS

The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

3.7           REGULAR MEETINGS

Regular meetings of the Board of Directors shall be held on such dates and at such times and places as the Board of Directors may determine by resolution.  Such regularly scheduled meetings may be held without further notice to the directors.

3.8           SPECIAL MEETINGS; NOTICE

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the board, the president, or any 2 directors.  Special meetings of the Board of Directors shall be held upon 4 days' notice by mail or 48 hours' notice delivered personally, by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), or by other form of electronic transmission.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board of Directors.

3.9           QUORUM

At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be specifically provided by the General Corporation Law of Delaware or

Exhibit C - 9

by the Certificate of Incorporation.  A director of the Corporation who is present at a board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting any business at such meeting, (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.10           WAIVER OF NOTICE

Whenever notice is required to be given to a director under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Such waiver shall be deemed delivered if made by electronic transmission.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting or upon the director's arrival, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

3.11           ADJOURNED MEETING; NOTICE

If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12           BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13           FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.  Directors and committee members may be paid their expenses, if any, of attendance at each board or committee meeting, a fixed sum for attendance at each board or committee meeting or a stated salary as

Exhibit C - 10

director or a committee member, and such other compensation as the Board of Directors may determine.  No such payment shall preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

3.14           REMOVAL OF DIRECTORS

Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

ARTICLE IV

COMMITTEES

4.1           COMMITTEES OF DIRECTORS

The Board of Directors may designate one or more committees, with each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.  Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

4.2           COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested by the Board of Directors.

4.3           MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, including, without limitation,

Exhibit C - 11

Section 3.5 (place of meetings; telephonic meetings), Section 3.7 (regular meetings), Section 3.8 (special meetings; notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjourned meeting; notice), and Section 3.12 (board action by written consent without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  Unless the Board of Directors adopts rules for the governance of a committee, then each committee may adopt its own governance rules, provided that such rules shall not be inconsistent with the provisions of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws.

ARTICLE V

OFFICERS

5.1           OFFICERS

The officers of the Corporation shall be a president, a secretary, and a chief financial officer or treasurer.  The Corporation may also have, at the discretion of the Board of Directors, a chairperson of the board, one or more vice presidents, assistant vice presidents, assistant secretaries, assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.  Any number of offices may be held by the same person.  Each officer shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal.

5.2           ELECTION OF OFFICERS

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws, shall be appointed by the Board of Directors.

5.3           SUBORDINATE OFFICERS

The Board of Directors may appoint, or empower the president to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors (or, if so empowered, the president) may from time to time determine.

5.4           REMOVAL AND RESIGNATION OF OFFICERS

Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer appointed by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time upon written notice given in writing or by electronic transmission to the Corporation.  Any resignation shall take effect at the date of the receipt of that

Exhibit C - 12

notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5           VACANCIES IN OFFICES

Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in Section 5.3 of these Bylaws.

5.6           CHAIRPERSON OF THE BOARD

The chairperson of the board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to such officer by the Board of Directors or as may be prescribed by these Bylaws.  If there is no president, then the chairperson of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

5.7           PRESIDENT

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairperson of the board, if there be such an officer, the president shall be the chief executive officer of the Corporation, unless some other officer is so designated by the Board of Directors, and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation.  The president shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairperson of the board, at all meetings of the Board of Directors.  The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.8           VICE PRESIDENT

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairperson of the board.

5.9           SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees and subcommittees of directors, and stockholders.

Exhibit C - 13

Unless another officer is designated by the Board of Directors to perform the responsibilities set forth in Section 2.13 of these Bylaws, the secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a stock register, or a duplicate stock register, showing the names of all stockholders and their addresses, the number and classes of shares held by each stockholder, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.10           CHIEF FINANCIAL OFFICER/TREASURER

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.  The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit, or cause to be deposited, all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors.  Such officer shall disburse, or cause to be disbursed, the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of the transactions of such officer as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

The chief financial officer shall also be the treasurer of the Corporation unless otherwise designated by the Board of Directors.

5.11           ASSISTANT SECRETARY

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the inability or refusal of such officer to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.12           ASSISTANT TREASURER

The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the Board of Directors (or if there be no such determination, then in the order of

Exhibit C - 14

their election), shall, in the absence of the treasurer or in the event of the inability or refusal of such officer to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.13           AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.

5.14           SALARIES

The salaries of the officers shall be fixed from time to time by the Board of Directors, or by any committee or officer to which or whom, as the case may be, the Board of Directors has delegated such authority.  No officer shall be disqualified from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

5.15           LOANS TO OFFICERS AND EMPLOYEES

The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or any of its subsidiaries, including any officer or employee who is a director of the Corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation.  The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.  Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute. Notwithstanding the foregoing, any such loan made, guaranteed, or arranged for by the Corporation shall contain a provision requiring the borrower to repay the obligation in full if the Corporation becomes subject to the restrictions of the Sarbanes-Oxley Act of 2002, as amended, or if the borrower becomes an officer or director of a parent entity that is subject to the restrictions of the Sarbanes-Oxley Act of 2002, as amended.

ARTICLE VI

INDEMNITY

6.1           INDEMNIFICATION OF OFFICERS AND DIRECTORS

To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (provided, that in the case of such an amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), the Corporation shall indemnify and hold harmless each person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of

Exhibit C - 15

the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (including service with respect to an employee benefit plan), against all liability, loss and reasonable expense incurred by such person, including attorneys' fees, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement of proceedings.  Except as set forth in Section 6.2 below, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification under this Article VI shall be construed as a contractual right of the indemnitees and shall inure to the benefit of an indemnitee's heirs, executors and administrators.

6.2           PREPAYMENT OF EXPENSES; UNDERTAKING TO REPAY

The Corporation shall pay the expenses (including attorneys' fees) expected to be incurred in defending any proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of Delaware then so requires, the payment of expenses incurred in advance of the final disposition of the proceeding by a director or officer in such person's capacity as such (and not in any other capacity in which service is or was rendered by such person, such as service with respect to an employee benefit plan) shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it is determined by a final judicial determination from which there is no further possibility of appeal that the director or officer is not entitled to be indemnified under this Article VI or otherwise; and provided, further, that the Corporation shall not be required to prepay any expenses to a person against whom the Corporation directly brings a claim alleging that such person has (i) breached such person's duty of loyalty to the Corporation, or committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or (ii) derived an improper personal benefit from a transaction.

6.3           CLAIMS BY INDEMNITEE; PRESUMPTION OF VALIDITY

If a claim for indemnification or payment of expenses under this Article VI is not paid in full within 60 days after a written claim therefor has been presented to the Corporation (except in the case of a claim for prepayment of expenses in accordance with Section 6.2 above, in which case the applicable period shall be 20 days) the indemnitee may file suit to recover the unpaid amount of such claim.  If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid the expense of prosecuting such claim.  In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.  The indemnitee shall be presumed to be entitled to indemnification under this Article VI upon submission of a written claim (and, in an action brought to enforce a claim for prepayment of expenses, where the required undertaking, if any is required, has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled.  Neither the failure of the Corporation (including its Board or Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a

Exhibit C - 16

presumption that the indemnitee is not so entitled.

6.4           NON-EXCLUSIVITY OF RIGHTS

The rights conferred on any person by this Article VI shall not be exclusive of any other rights that such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation or these Bylaws, contractual agreement, vote of the stockholders or disinterested directors or otherwise.  Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

6.5           SET-OFF AGAINST OTHER INDEMNIFICATION

The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount that such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

6.6           EFFECT OF AMENDMENT OR REPEAL

No repeal or modification of this Article VI shall adversely affect any right or protection afforded hereunder to any person in respect of an act or omission occurring prior to the time of such repeal or modification.

6.7           INDEMNIFICATION OF EMPLOYEES AND AGENTS

The Corporation may by action of the Board of Directors, extend the rights described in this Article VI to individual employees or agents, or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Article VI; provided, however, that an undertaking of the sort described in Section 6.2 shall be required only if specifically requested by the Board of Directors.

6.8           INSURANCE; INDEMNIFICATION AGREEMENTS

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of Delaware.  The Corporation, without further stockholder approval, may enter into contracts with any person who is or was a director, officer, employee or agent, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity, in furtherance of the provisions of this Article VI.  The Corporation may also create a trust fund, grant a security interest or use other

Exhibit C - 17

means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided herein.

6.9           RELIANCE UPON BOOKS, REPORTS AND RECORDS

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

6.10           CERTAIN DEFINITIONS

For purposes of this Article VI, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII

RECORDS AND REPORTS

7.1           MAINTENANCE AND INSPECTION OF RECORDS

The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders, listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record or a person who is the beneficial owner of shares of the Corporation's stock held either in a voting trust or by a nominee on behalf of such person, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder.  In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of

Exhibit C - 18

the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

7.2           INSPECTION BY DIRECTORS

Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to the position of such person as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom.  The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VIII

STOCK AND STOCK CERTIFICATES

8.1           STOCK CERTIFICATES; PARTLY PAID SHARES

No shares of the Corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

The shares of a Corporation shall be represented by certificates, which shall include on their face or back written notice of any restrictions that may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.  Notwithstanding the foregoing, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairperson or vice-chairperson of the Board of Directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form.  The Board of Directors may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the Corporation; and, when such appointments shall have been made, no stock certificate thereafter issued shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to

Exhibit C - 19

call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to represent any such partly paid shares (or upon the books and records of the Corporation in the case of uncertificated partly paid shares), the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.2           SPECIAL DESIGNATION ON CERTIFICATES

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such powers, preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such powers, preferences and/or rights.

8.3           LOST CERTIFICATES

Except as provided in this Section 8.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time.  The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it that is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the legal representative of such owner, to give the Corporation a bond or an indemnity sufficient to protect it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.4           TRANSFER OF STOCK; RESTRICTIONS ON TRANSFER

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

Except to the extent that the Corporation has obtained an opinion of counsel acceptable to the Corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the Corporation shall bear on the face of the certificate, or on the reverse of

Exhibit C - 20

the certificate if a reference to the legend is contained on the face, such legends as may be required by applicable law, including without limitation a legend that reads substantially as follows:

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT EFFECTIVE REGISTRATIONS THEREUNDER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATIONS ARE NOT REQUIRED."

8.5           STOCK TRANSFER AGREEMENTS

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.6           REGISTERED STOCKHOLDERS

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.7           DIVIDENDS

The directors of the Corporation, subject to any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware.  Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

ARTICLE IX

GENERAL MATTERS

9.1           CHECKS

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other

Exhibit C - 21

evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

9.2           EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.3           FISCAL YEAR

The fiscal year of the Corporation shall be the same as the calendar year unless otherwise fixed by resolution of the Board of Directors.

9.4           SEAL

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.5           REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairperson of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of the Corporation, or any other person authorized by the Board of Directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

9.6           CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

Exhibit C - 22

ARTICLE X

AMENDMENTS

Subject to any voting requirements set forth in the Corporation's Certificate of Incorporation, the original or other Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the Board of Directors.  The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

**********

Exhibit C - 23

CERTIFICATION

OF THE BYLAWS

OF

PIXXURES, INC.

The undersigned person appointed by the Board of Directors of as the Secretary of Pixxures, Inc. hereby certifies that the foregoing Bylaws are a true and correct copy of the Bylaws of the Corporation, in effect as of the date of this certificate.

Effective this 11th  day of September, 2007.

Exhibit C - 24

BYLAWS

OF

PIXXURES, INC.

Exhibit C - 25

CONTENTS

ARTICLE I. CORPORATE OFFICES		1
1.1	REGISTERED OFFICE	1
1.2	OTHER OFFICES	1
ARTICLE II. MEETINGS OF STOCKHOLDERS		1
2.1	PLACE OF MEETINGS	1
2.2	ANNUAL MEETING	1
2.3	SPECIAL MEETING	2
2.4	NOTICE OF STOCKHOLDERS' MEETINGS	2
2.5	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	2
2.6	QUORUM	3
2.7	ADJOURNED MEETING; NOTICE	3
2.8	VOTING	3
2.9	WAIVER OF NOTICE	4
2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING	4
2.11	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS	5
2.12	PROXIES	6
2.13	LIST OF STOCKHOLDERS ENTITLED TO VOTE	6
ARTICLE III. DIRECTORS		7
3.1	POWERS	7
3.2	NUMBER OF DIRECTORS	7
3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS	7
3.4	RESIGNATION AND VACANCIES	8
3.5	PLACE OF MEETINGS; TELEPHONIC MEETINGS	9
3.6	FIRST MEETINGS	9
3.7	REGULAR MEETINGS	9
3.8	SPECIAL MEETINGS; NOTICE	9
3.9	QUORUM	9
3.10	WAIVER OF NOTICE	10
3.11	ADJOURNED MEETING; NOTICE	10
3.12	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	10
3.13	FEES AND COMPENSATION OF DIRECTORS	10
3.14	REMOVAL OF DIRECTORS	11
ARTICLE IV. COMMITTEES		11
4.1	COMMITTEES OF DIRECTORS	11
4.2	COMMITTEE MINUTES	11
4.3	MEETINGS AND ACTION OF COMMITTEES	11
ARTICLE V. OFFICERS		12
5.1	OFFICERS	12
5.2	ELECTION OF OFFICERS	12

Exhibit C - 26

5.3	SUBORDINATE OFFICERS	12
5.4	REMOVAL AND RESIGNATION OF OFFICERS	12
5.5	VACANCIES IN OFFICES	13
5.6	CHAIRPERSON OF THE BOARD	13
5.7	PRESIDENT	13
5.8	VICE PRESIDENT	13
5.9	SECRETARY	13
5.10	CHIEF FINANCIAL OFFICER/TREASURER	14
5.11	ASSISTANT SECRETARY	14
5.12	ASSISTANT TREASURER	14
5.13	AUTHORITY AND DUTIES OF OFFICERS	15
5.14	SALARIES	15
5.15	LOANS TO OFFICERS AND EMPLOYEES	15
ARTICLE VI. INDEMNITY		15
6.1	INDEMNIFICATION OF OFFICERS AND DIRECTORS	15
6.2	PREPAYMENT OF EXPENSES; UNDERTAKING TO REPAY	16
6.3	CLAIMS BY INDEMNITEE; PRESUMPTION OF VALIDITY	16
6.4	NON-EXCLUSIVITY OF RIGHTS	17
6.5	SET-OFF AGAINST OTHER INDEMNIFICATION	17
6.6	EFFECT OF AMENDMENT OR REPEAL	17
6.7	INDEMNIFICATION OF EMPLOYEES AND AGENTS	17
6.8	INSURANCE; INDEMNIFICATION AGREEMENTS	17
6.9	RELIANCE UPON BOOKS, REPORTS AND RECORDS	18
6.10	CERTAIN DEFINITIONS	18
ARTICLE VII. RECORDS AND REPORTS		18
7.1	MAINTENANCE AND INSPECTION OF RECORDS	18
7.2	INSPECTION BY DIRECTORS	19
ARTICLE VIII. STOCK AND STOCK CERTIFICATES		19
8.1	STOCK CERTIFICATES; PARTLY PAID SHARES	19
8.2	SPECIAL DESIGNATION ON CERTIFICATES	20
8.3	LOST CERTIFICATES	20
8.4	TRANSFER OF STOCK; RESTRICTIONS ON TRANSFER	20
8.5	STOCK TRANSFER AGREEMENTS	21
8.6	REGISTERED STOCKHOLDERS	21
8.7	DIVIDENDS	21
ARTICLE IX. GENERAL MATTERS		21
9.1	CHECKS	21
9.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	22
9.3	FISCAL YEAR	22
9.4	SEAL	22
9.5	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	22
9.6	CONSTRUCTION; DEFINITIONS	22
ARTICLE X. AMENDMENTS		23

Exhibit C - 27

Exhibit D

Directors and Officers of Pixxures, Inc.

Pursuant to Section 1.3(c) of the Agreement and Plan of Merger the following person shall be the sole Director of the Surviving Corporation, Pixxures, Inc., a Delaware corporation, as of the Effective Time of the Merger:

Hugh H. Williamson, III

Pursuant to Section 1.3(c) of the Agreement and Plan of Merger the following persons shall hold the offices set forth across from their names as officers of the Surviving Corporation, Pixxures, Inc., a Delaware corporation, as of the Effective Time of the Merger:

Name		Office
1. Charles Killpack	President and CEO
2. Dawn Patterson	Secretary
3. Steven Bragg	Treasurer and CFO

Exhibit D - 1

Exhibit E

LETTER OF TRANSMITTAL

to accompany certificates formerly representing shares of the Series B-1 Preferred Stock, $.001 par value per share, of Pixxures, Inc., a Delaware corporation (“Company Series B-1 Stock”)

and/or

certificates formerly representing shares of the Series C Preferred Stock, $.001 par value per share, of Pixxures, Inc., a Delaware corporation (“Company Series C Stock” and, together with the Company Series B-1 Stock, the “Company Preferred Stock”)

surrendered in exchange for shares of the common stock, no par value per share, of Xedar Corporation (“Parent Common Stock”) at the rate of ______ shares of Parent Common Stock for each one (1) share of Company Series B-1 Stock and ______ shares of Parent Common Stock for each one (1) share of Company Series C Stock pursuant to the merger of Pixx Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Xedar Corporation, with and into Pixxures, Inc. (the “Merger”).

This Letter of Transmittal should be completed, signed and submitted, together with your certificates (each, a “Certificate”) formerly representing Company Preferred Stock:

By Mail:	The Exchange Agent:	By Hand or Overnight Courier:
Xedar Corporation 8310 South Valley Highway, Suite 220 Englewood, CO 80112	Attn: Steven Bragg	Xedar Corporation 8310 South Valley Highway, Suite 220 Englewood, CO 80112

BY SIGNING THIS LETTER OF TRANSMITTAL YOU WILL HAVE SURRENDERED THE CERTIFICATE(S) FORMERLY REPRESENTING COMPANY PREFERRED STOCK.  PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

Delivery of this Letter of Transmittal to the Exchange Agent other than as set forth above will not constitute a valid delivery.  You must sign this Letter of Transmittal where indicated.
__________________

Questions and requests for assistance or for additional copies of this Letter of Transmittal may be directed to the Exchange Agent at the address indicated above or by calling

303-329-7182.

Exhibit E - 1

ITEM A

DESCRIPTION OF COMPANY SERIES B-1 STOCK CERTIFICATE(S) SUBMITTED

(If the space provided below is inadequate, the Certificate numbers and number of shares should be listed on a separate schedule signed and affixed hereto.)

shares should be listed on a separate schedule signed and affixed hereto.)

Certificate(s) Formerly Representing Company Series B-1 Stock
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on stock certificate(s))	Certificate Number(s)	Total Number of Shares of Company Series B-1 Stock Represented by Certificate(s)

TOTAL

 DESCRIPTION OF COMPANY SERIES C STOCK CERTIFICATE(S) SUBMITTED

(If the space provided below is inadequate, the Certificate numbers and number of shares should be listed on a separate schedule signed and affixed hereto.)

Certificate(s) Formerly Representing Company Series C Stock
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on stock certificate(s))	Certificate Number(s)	Total Number of Shares of Company Series C Stock Represented by Certificate(s)

TOTAL

If any Certificate(s) has been lost or destroyed, check this box and see Instruction 6.

Exhibit E - 2

Ladies and Gentlemen:

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of __________ ___, 2007, by and among Xedar Corporation, a Colorado corporation (“Parent”), Pixx Acquisition Corp., a Delaware corporation (“Acquisition Corp.”), which is a wholly-owned subsidiary of Parent, and Pixxures, Inc., a Delaware corporation (the “Company”), Acquisition Corp. has been merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).  The undersigned encloses herewith and surrenders to Steven Bragg, acting as the exchange agent in connection with the Merger (the “Exchange Agent”), the above described certificate(s) (each, a “Certificate”) formerly representing (i) shares of the Series B-1 Preferred Stock, $.001 par value per share, of the Company (“Company Series B-1 Stock”) in exchange for ______ shares of the common stock, no par value per share, of the Parent (“Parent Common Stock”) for each one (1) share of Company Series B-1 Stock so surrendered; or (ii) shares of Series C Preferred Stock, $.001 par value per share, of the Company (“Company Series C Stock”) in exchange for ______ shares of Parent Common Stock for each (1) share of Company Series C Stock so surrendered.  The Company Series B-1 Stock and the Company Series C Stock are collectively referred to as “Company Preferred Stock.”

The undersigned hereby represents and warrants that the undersigned was the registered holder of the Company Preferred Stock represented by the enclosed Certificate(s) as of the close of business on __________ ___, 2007 (the date on which the Merger was completed), with good title to the above-described shares and full power and authority to surrender, sell, assign and transfer the shares represented by the enclosed Certificate(s), free and clear of all liens, claims and encumbrances, and not subject to any adverse claims.   The undersigned hereby irrevocably appoints the Exchange Agent as lawful agent and attorney-in-fact of the undersigned to effect the exchange (such power of attorney being deemed coupled with an interest).  All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

It is understood that the undersigned will not receive the Parent Common Stock until after the Certificate(s) held by the undersigned are received by the Exchange Agent at the address set forth above, and until the same are processed for exchange by the Exchange Agent.

Unless otherwise indicated below under “Special Issuance Instructions,” in exchange for the enclosed Certificate(s), the undersigned requests that a single certificate representing the Parent Common be issued to the undersigned.  Similarly, unless otherwise indicated below under “Special Delivery Instructions,” the undersigned requests that the Parent mail such certificate to the undersigned at the address shown in Item A of this Letter of Transmittal.  In the event that both the “Special Issuance Instructions” and the “Special Delivery Instructions” are completed, please issue and mail such certificate to the person or entity so indicated at the address so indicated.

By delivery of this Letter of Transmittal to the Exchange Agent, the undersigned represents and warrants that the undersigned (i) has full right, power and authority to deliver such Company Preferred Stock and this Letter of Transmittal, (ii) the undersigned has good, valid and marketable title to all shares of Company Preferred Stock indicated in such Letter of Transmittal and that the undersigned is not affected by any voting trust, agreement or arrangement affecting the voting rights of such Company Preferred Stock, (iii) the undersigned is acquiring Parent Common Stock for investment purposes, and not with a view to selling or otherwise distributing such Parent Common Stock in violation of the Securities Act of 1933, as amended, or the securities laws of any state, (iv) that the undersigned has had an opportunity to ask and receive answers to any questions the undersigned may have had concerning the terms and conditions of the Merger and the Parent Common Stock and has obtained any additional information that the undersigned has requested, and (v) that the undersigned has such knowledge and

Exhibit E - 3

experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Parent and can bear the financial risk of a total loss of its investment.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY IN THEIR ENTIRETY.  THIS LETTER OF TRANSMITTAL (OR A COPY HEREOF) AND ALL OTHER DOCUMENTS AND INSTRUMENTS REQUIRED HEREBY SHOULD BE MAILED OR DELIVERED TO THE EXCHANGE AGENT AS SET FORTH ABOVE.  UNLESS AND UNTIL THE PROVISIONS HEREOF ARE SATISFIED, NO PARENT COMMON STOCK WILL BE ISSUED.

ITEM B: SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 2, 4 and 7)	ITEM C: SPECIAL DELIVERY INSTRUCTIONS (See Instructions 2, 5 and 7)
COMPLETE ONLY if the certificate evidencing Parent Common Stock is to be registered or issued in a name OTHER than the name(s) of the registered holder(s) appearing under ITEM A, above.

Please issue any certificates for Parent Common Stock to:

Name:

Address:
Please Print

Taxpayer Identification No.:

COMPLETE ONLY if delivery of the certificate evidencing Parent Common Stock is to be made OTHER than to the address of the registered holder(s) appearing under ITEM A, above, or, if the box in ITEM B is filled in, OTHER than to the address appearing therein.

Please mail or deliver any certificate for
Parent Common Stock to:

Name:

Address:
Please Print

Taxpayer Identification No.:

Exhibit E - 4

THE FOLLOWING MUST BE COMPLETED BY ALL SURRENDERING STOCKHOLDERS.

ITEM D:
IMPORTANT—PLEASE SIGN HERE
(Please Complete Substitute Form W-9)
(See Instructions 1, 2 and 3)

X ________________________________________________________________________________________________________

X ________________________________________________________________________________________________________
Signature(s) of Owner(s)

This Letter of Transmittal must be signed by the registered holder(s) as the name(s) appear(s) on the Certificate(s) surrendered or by person(s) authorized to become registered holder(s) by  endorsements and documents transmitted herewith.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or  representative capacity, please set forth full title.

Name(s): __________________________________________________________________________________________________

___________________________________________________________________________________________
(Please Print)

Capacity: __________________________________________________________________________________________________

Address: __________________________________________________________________________________________________
(Include Zip Code)

Daytime Area Code and Telephone No.: __________________________________________________________________________________________________

Dated: ________________________, 2007

Exhibit E - 5

INSTRUCTIONS

Please complete, sign and deliver to the Exchange Agent the enclosed Letter of Transmittal in order to surrender your certificates formerly representing Company Preferred Stock in exchange for Parent Common Stock.  The enclosed Letter of Transmittal should be promptly (i) completed and signed in the spaces provided on the Letter of Transmittal; and (ii) mailed or delivered with your Certificate(s) formerly representing Company Preferred Stock to the Exchange Agent at the address listed on the first page of the Letter of Transmittal.

Company Preferred Stock holders will not receive Parent Common Stock in exchange for Certificate(s) formerly representing shares of Company Preferred Stock until the Certificate(s) owned by such shareholder is (are) received by the Exchange Agent at the address set forth on the first page of the enclosed Letter of Transmittal and until the same are processed for exchange by the Exchange Agent.

1.           Delivery of Letter of Transmittal and Certificates

Certificate(s) formerly representing Company Preferred Stock, together with the signed and completed Letter of Transmittal and any additional information required by these instructions, should be mailed or otherwise delivered to Steven Bragg, who is the Exchange Agent in connection with the Merger, at the address located on the front of the enclosed Letter of Transmittal.

The method of transmitting Certificate(s) and the enclosed Letter of Transmittal is at the option and risk of the holder.  However, if Certificate(s) are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.  The risk of loss and title to the Certificate(s) shall pass only upon delivery to the Exchange Agent as provided herein.

All questions as to the validity, form and eligibility of any surrender of any Certificate will be determined by Parent (which may delegate power in whole or in part to the Exchange Agent) and such determination shall be final and binding.  Parent reserves the right to waive any irregularities or defects in the surrender of any Certificate(s).  A surrender will not be deemed to have been made until all irregularities have been cured or waived.

2.           Signatures on Letter of Transmittal, Powers and Endorsements

If the enclosed Letter of Transmittal is signed by the registered holder of the Certificate(s) surrendered thereby, the signature must correspond exactly with the name written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

If the Certificate(s) surrendered with the enclosed Letter of Transmittal is owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal in Item D thereof.

If any Certificate(s) surrendered are registered in different names or forms of ownership, separate Letters of Transmittal must be completed, signed and returned for each different registration.  Photocopies of the enclosed Letter of Transmittal may be used if multiples are required but each photocopy must be submitted with original signatures.

If the enclosed Letter of Transmittal is signed by the registered owner(s) of the Certificate(s) listed and surrendered thereby, no endorsements of the Certificate(s) or separate powers are required.

If the enclosed Letter of Transmittal is signed in Item D thereof by an executor, administrator, trustee, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, the Letter of Transmittal and Certificate(s) surrendered thereby must be accompanied by evidence, satisfactory to the Exchange Agent and the Company, of the authority of such person to sign the Letter of Transmittal.

If the enclosed Letter of Transmittal is signed in Item D thereof by a person other than the registered owner of the Certificate(s) listed and surrendered thereby, who is not a person described in the

Exhibit E - 6

immediately preceding paragraph, the Certificate(s) formerly representing the Company Preferred Stock must be properly endorsed or be accompanied by appropriate powers, properly executed by the registered holder(s) of such Certificate(s).

3.           New Certificates in Same Name

If all certificates representing Parent Common Stock are to be registered in exactly the same name that appears on the Certificate(s) being surrendered with the enclosed Letter of Transmittal, the holder thereof will not be required to endorse such Certificate(s) or to make any payment for transfer taxes in respect thereof.

4.           New Certificates in Different Name

If any certificate representing Parent Common Stock is to be registered in a name other than exactly the name that appears on the Certificate(s) formerly representing the Company Preferred Stock being submitted with the enclosed Letter of Transmittal, the Certificate(s) so submitted must be endorsed, or accompanied by an appropriately signed stock power.  In such case, Item B, “Special Issuance Instructions,” on the enclosed Letter of Transmittal must be completed.

5.           Special Delivery Instructions

Indicate on Item C, “Special Delivery Instructions,” on the enclosed Letter of Transmittal the name and address of the person(s) to whom the certificate(s) are to be sent if different from the name and address of the person(s) signing the Letter of Transmittal.

6.           Lost Or Destroyed Certificate(s)

If your Certificate(s) formerly representing Company Preferred Stock has been either lost or destroyed, check the appropriate box at the beginning of the enclosed Letter of Transmittal, complete the Letter of Transmittal and deliver it to the Exchange Agent at one of the addresses set forth at the beginning of the enclosed Letter of Transmittal.  The Exchange Agent will then forward to you documentation necessary to be completed in order to surrender such lost or destroyed Certificate(s) and receive Parent Common Stock in exchange therefor.  You may be asked to provide an affidavit and, if required by the Company, to post a bond in such reasonable and customary amount as the Company may direct as indemnity against any claim that may be made against the Company with respect to such lost or destroyed Certificate(s).

7.           Questions and Additional Copies

Information and additional copies of the enclosed Letter of Transmittal may be obtained from the Exchange Agent by writing to the mailing address or calling 303-329-7182.

Exhibit E - 7

Exhibit F

REGISTRATION RIGHTS

This Registration Rights Agreement (“Agreement”) is entered into by and between Xedar Corporation, a Colorado corporation (the “Company”), and those parties listed on Exhibit A hereto (each, a “Stockholder” and collectively the “Stockholders”) as of September ___, 2007.

1.	Description of Transaction; Issuance of Stock

(a)           Pursuant to the terms of that certain Agreement and Plan of Merger, dated September 26, 2007 (the “Merger Agreement”), by and among the Company, Pixx Acquisition Corp., a Delaware corporation (“Acquisition Corp.”), which is a wholly-owned subsidiary of the Company, and Pixxures, Inc., a Delaware corporation (“Pixxures”), Acquisition Corp merged with and into Pixxures, with Pixxures being the surviving corporation (the “Merger”).

(b)           Pursuant to the terms of the Merger Agreement, upon the effective date of the Merger (the “Effective Date”), each share of common stock, $.001 par value per share, of Pixxures (the “Pixxures Common Stock”), by virtue of the Merger and without any action on the part of the holder thereof, was cancelled and extinguished.

(c)           Pursuant to the terms of the Merger Agreement, upon the Effective Date, each share of Series A-1 Preferred Stock, $.001 par value per share, of the Company (the “Series A-1 Preferred Stock”) by virtue of the Merger and without any action on the part of the holders thereof, was cancelled and extinguished.

(d)           Pursuant to the terms of the Merger Agreement, upon the Effective Date, each share of Series B-1 Preferred Stock, $.001 par value per share, of the Company (the “Series B-1 Preferred Stock”), by virtue of the Merger and without any action on the part of the holders thereof, was converted into a number of shares of common stock of the Company (“Company Common Stock”) calculated pursuant to the Merger Agreement.

(e)           Pursuant to the terms of the Merger Agreement, upon the Effective Date, each share of Series C Preferred Stock, $.001 par value per share, of the Company (the “Series C Preferred Stock” and, together with the Series A-1 Preferred Stock and Series B-1 Preferred Stock, the “Pixxures Preferred Stock”), by virtue of the Merger and without any action on the part of the holders thereof, was converted into a number of shares of Company Common Stock calculated pursuant to the Merger Agreement.

(f)           In addition, upon the occurrence certain conditions specified in the Merger Agreement, Stockholder may be entitled to receive Stockholder’s pro rata share of certain additional shares of Company Common Stock issued as a result of the Merger.

(g)           Prior to the Merger, Stockholder was a holder of Pixxures Preferred Stock.  As a result of the Merger, Stockholder is now a holder of Company Common Stock.  Pursuant to the terms of the Merger Agreement, promptly following the closing (the “Closing Date”) and upon receipt from Stockholder of the transmittal letter and certificates called for thereby, the Company shall direct its transfer agent to issue to Stockholder that number of shares of Company

Exhibit F - 1

Common Stock to which Stockholder is entitled. The Company and Stockholder now desire to enter into this Agreement to provide for the registration rights granted hereby.

2.	Registration Rights

The Company covenants and agrees with the Stockholder as follows:

2.1           Definitions

For purposes of this Agreement:

(a)           The term “Act” means the Securities Act of 1933, as amended.

(b)           The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.8 hereof.

(c)           The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(d)           The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(e)           The term “Registrable Securities” means (i) the Company Common Stock issued or issuable pursuant to the terms of the Merger Agreement, whether at the Closing (as defined in the Merger Agreement) or pursuant to Section 1.8(b) thereof, and (ii) any shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Company Common Stock referenced above.

(f)           The number of shares of Registrable Securities outstanding shall be determined by the number of share of Company Common Stock outstanding that are, and the number of shares of Company Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(g)           The term “SEC” shall mean the U.S. Securities and Exchange Commission.

2.2           Registration

(a)           The Company has filed, or is in the process of filing, a registration statement with the SEC concerning the registration of certain shares of Company Common Stock other than the shares of Company Common Stock to be issued in connection with or as a result of the Merger (the “Initial Registration Statement”), and will use best efforts to cause the SEC to declare the Initial Registration Statement effective as soon as practicable.

(b)           Upon the later to occur of the date that is (i) sixty (60) days after the

Exhibit F - 2

Closing Date or (ii) sixty days (60) after the date upon which the Initial Registration Statement is declared effective by the SEC, the Company shall prepare and file a registration statement under the Act with the SEC covering not less than one half of the Registrable Securities and to cause such registration statement to be declared effective.

(c)           Upon the later to occur of the date that is (i) six (6) months after the Closing Date or (ii) six (6) months after the date upon which the Initial Registration Statement is declared effective by the SEC, the Company shall prepare and file a registration statement under the Act with the SEC covering the remaining Registrable Securities then-outstanding and to cause such registration statement to be declared effective.

(d)            In the event that additional shares of Company Common Stock are issued pursuant to Section 1.8(b) of the Merger Agreement, the Company shall prepare and file a registration statement under the Act with the SEC covering such Registrable Securities and to cause such registration statement to be declared effective within 60 days following the issuance thereof.

(e)           The Company shall not be required to file a registration statement pursuant to this Section 2.2 if the Company shall furnish to Holders a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed at such time, in which event the Company shall have the right to defer such filing for a period of not more than sixty (60) days after delivery of the certificate. The foregoing right to defer filing of a registration statement shall not be used more than once in any 12 month period.

2.3           Obligations of the Company

Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC registration statements with respect to such Registrable Securities and cause such registration statement to become effective, and keep such registration statement effective until the distribution contemplated in the registration statement has been completed;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)           furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)           use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as

Exhibit F - 3

shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)           notify each Holder of Registrable Securities covered by such registration statements at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(g)           cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

In connection with the foregoing obligations, the Company shall make available to a representative of the Stockholders (which person shall initially be Tim Connor, who may be replaced by the election of a majority in interest of the Stockholders and upon written notice to the Company in accordance with Section 4.5 below) each comment letter delivered by the SEC with respect to any such registration statement, shall respond to each such comment letter within 15 days of receipt thereof, shall deliver copies of each response to a representative of the Stockholders upon request, and shall diligently pursue effectiveness of each registration statement.

2.4           Information from Holder

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder, that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

2.5           Expenses of Registration

All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to this Section 2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

Exhibit F - 4

2.6           Delay of Registration

The Company and each Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.7           Indemnification

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b)           To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or

Exhibit F - 5

other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 2.7(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this Section 2.7(b) exceed the gross proceeds from the offering received by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d)           If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

Exhibit F - 6

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)           Notwithstanding the foregoing, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(g)           The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.8           Assignment of Registration Rights

The rights of the Holders of the Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, subject to applicable securities laws, provided that: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights have been assigned, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, and (iii) such assignment shall be effective only if such transfer complies with applicable terms of the Act.

2.9           Termination of Registration Rights

The obligations of the Company to register the Registrable Securities pursuant to the terms of this Agreement shall terminate upon the date upon which all Registrable Securities held by Stockholder (i) could be sold pursuant Rule 144 in any single three month period or (ii) could be sold pursuant to Rule 144(k).

3.	Restrictive Legends; Stop-Transfer Orders

3.1           Legend

The certificate or certificates representing the Company Common Stock shall bear a legend in substantially the form set forth below in this Section 3.1, and any legends required by applicable state securities laws:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.”

The Company shall remove such legend and reissue one or more certificates representing shares of Company Common Stock promptly upon request (i) at such time as the shares of Company

Exhibit F - 7

Common Stock represented thereby are registered pursuant to the terms hereof, or (ii) at such time as the holder thereof shall have provided an opinion of counsel to the effect that such legend may be appropriately removed.

3.2           Stop-Transfer Notices

Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company records transfer of its own securities, it may make appropriate notations to the same effect in its own records.

3.3           Refusal to Transfer

The Company shall not be required (i) to transfer on its books any Company Common Stock that has been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Company Common Stock, or to accord the right to vote or pay dividends, to any purchaser or other transferee to whom such Company Common Stock shall have been transferred in violation of any of the provisions of this Agreement.

4.	Miscellaneous

4.1           Governing Law; Jurisdiction and Venue

This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Colorado without giving effect to principles of conflicts of law.  The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in the City and County of Denver, Colorado, in connection with any action relating to this Agreement.

4.2           Entire Agreement; Enforcement of Rights

This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

4.3           Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Exhibit F - 8

4.4           Titles; Construction

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto on account of the identity of the drafter.

4.5           Notices

Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) one business day after deposit with a nationally recognized overnight courier service, prepaid for overnight delivery and addressed to the party to be notified at the address indicated for such party on the signature page hereto or on Exhibit A hereto, as applicable, or at such other address as such party may designate pursuant to the notice provisions of this Section 4.5, or (iii) three days after deposit with the U.S. Postal Service, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page hereto or at such other address as such party may designate pursuant to the notice provisions of this Section 4.5.

4.6           Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

4.7           Successors and Assigns

The rights and benefits of this Agreement shall inure to the benefit of, shall be binding upon, and be enforceable by and against the Company and the Company’s successors and assigns.  The term “successor” shall include, but not be limited to, any person, including an entity, which acquires or consolidates with the Company or a successor of the Company or which acquires the business of the Company in any transaction, including a reorganization transaction, or in a series of transactions or reorganization transactions. The rights and obligations of Stockholder under this Agreement may only be assigned with the prior written consent of the Company or as provided in this Agreement.

4.8           Expenses

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Exhibit F - 9

In Witness Whereof, the parties hereto have executed this Agreement, intending to be legally bound, as of the date first written above:

Stockholder:

_____________________________________________________________________

Print Name:  ___________________________________________________________

Address:  _____________________________________________________________

Company:

Xedar Corporation, a Colorado corporation

By:       /s/ Hugh H. Williamson, III_________________
Hugh H. Williamson, III
President and CEO

Address:

Exhibit F - 10

Exhibit A

Stockholders

ALTIRA GROUP

Jim Newell, CFO
Altira Group LLC
World Trade Center
1625 Broadway, Suite 2450
Denver, CO  80202
jnewell@altiragroup.com

APPIAN VENTURE PARTNERS

Mark Soane, Partner
Appian Venture Partners
1512 Larimer Street, Suite 200
Denver, CO  80202-1699
mark@appianvc.com

SEQUEL VENTURE PARTNERS

Tim Connor, Partner
4430 Arapahoe Avenue, Suite 220
Boulder, CO  80303  303-448-2117   303-546-9728
tim@sequelvc.com

CRAWLEY VENTURES

Martha Tracey
1512 Larimer Street, Suite 200
Denver, CO 80202-1699
marthat@crawleypetroleum.com

5280 PARTNERS

Peter Smith
360 South Monroe Street
Suite 600
Denver, CO  80209

Exhibit F - 11

smith@5280partners.com

PARAGON RANCH

Leslie Melzer, CFO
5445 DTC Parkway
Suite 1020
Greenwood Village, CO  80111
leslie_melzer@paragonranch.com

STEVEN KIM HATFIELD REVOCABLE TRUST

Kim Hatfield
Hightower Building
105 N. Hudson
Suite 800
Oklahoma City, OK  73102
kimh@crawleypetroleum.com

ENHANCED CAPITAL PARTNERS

Jay L. Holtz
Director, Enhanced Capital Partners
6101 West Courtyard Drive, Building #5, Suite C
Austin, Texas 78730
jholtz@enhancedcap.com

Brian Webster
7734 Terry Court
Arvada, CO  80007  (303) 425-4427

William G. Harley
301 Jacob Street
Seekonk, MA  02771

Exhibit F - 12

Company Disclosure Schedule

PIXXURES, INC.
DISCLOSURE SCHEDULE

This disclosure schedule (“Disclosure Schedule”) is being furnished by Pixxures, Inc (“Corporation”) in connection with the Agreement and Plan of Merger, dated as of September __, 2007, among the Company, Pixx Acquisition Corp., a Delaware Company and Xedar Corporation, a Colorado corporation (the “Agreement”).  Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement.

No reference to or disclosure of any item or other matter in this Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Disclosure Schedule.  No disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

This Disclosure Schedule and the information and disclosures contained in this Disclosure Schedule are intended only to qualify and limit the representations, warranties and covenants of the Corporation contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants.

The bold-faced headings contained in this Disclosure Schedule are included for convenience only, and are not intended to limit the effect of the disclosures contained in this Disclosure Schedule or to expand the scope of the information required to be disclosed in this Disclosure Schedule. The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be appropriate, but only to the extent the relevance and magnitude of such disclosure with respect to such other section is clearly evident on the face of such disclosure schedule without reference to any underlying documents.

Schedule   - 1 -

See Schedule 1.6, attached hereto

1.6  To the extent not terminated by agreement with the holder thereof, warrants to purchase shares of the Company’s Common Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, and Series C Preferred Stock will survive the Merger and become exercisable for the same aggregate strike price as currently in effect, with the right to receive the consideration that such holder would have received had such holder exercised the warrant prior to the Closing.  In the case of warrants to purchase Common Stock and Series A-1 Preferred Stock, such holder would not receive consideration in connection with the Merger, so the warrants are exercisable for no consideration.

The Company is soliciting the consent of all holders of warrants to purchase shares of the Company’s Series B-1 Preferred Stock and Series C Preferred Stock.

2.1.b.  The Company owns a 50% interest in LandPixx, LLC, a Colorado Limited Liability Company (“LandPixx”)

2.3  The Merger will require the consent of Silicon Valley Bank (“SVB”), pursuant to that certain Amended and Restated Loan and Security Agreement between SVB and Pixxures, dated May 26, 2004 (the “SVB Facility”).

2.3  The Merger will require the consent of Biltmore Bank of Arizona pursuant to the financing agreement between Biltmore Bank and the Company (the “Biltmore Bank Facility”).

2.4  See Schedule 1.6, attached hereto

2.10

•
The Company is a guarantor, along with Landiscor, Inc., on a loan made to LandPixx, LLC by SVB in the amount of $1,188.148.02 (the “LandPixx Facility”).  The Company is also a co-borrower with Landiscor and LandPixx on a loan from Biltmore Bank in the amount of $452,355.00.

•
LandPixx has breached one or more financial covenants in the LandPixx Facility for the month of August.  The Company and LandPixx are in discussions with SVB regarding this breach, and are seeking a waiver thereof.

2.11(n)   Effective August 1, 2007, Pixxures changed the per square mile charge from $6.75 to $6.00 on the Aerials Express contract.  This is not expected to have a material adverse effect on the business.

2.12

•	The SVB Facility includes a pledge of assets.

Schedule   - 2 -

•	The Biltmore Bank Facility includes pledges of assets.

•	The Master Lease Agreement between the Company and CIT Technology Financing Services, Inc., dated December 2, 2005, includes a pledge of assets.

•	The Master Lease Agreement between the Company and Citi Capital, dated December 9, 2005, includes a pledge of assets.

2.14 Patents and Trademarks

•	PixxMap Patent
Issued patent on the PixxMap (Patent No. 6,757,445). The original application 5/2000, International application 10/4/2001 - The patent expires 20 years from the earliest application date. The patent will expire October 4, 2020 (unless maintenance fees are not paid). Maintenance fees are due approx every 4 years.

•	Trademark Registrations

Pixxures, Inc. is a registered trademark under Section 8 and 15 Affidavits.  The maintenance filing fee is due for this registration between 11/4/08 and 11/4/09.  The renewal for this registration is 2013, and then it will need to be renewed every 10 years.

LineWorks - Is a registered trademark (Registration No. 2,994,096).  The application is dated 9/13/2005.  The registration is effective for ten years. Between the 5th and 6th anniversaries of the registration, an affidavit of use must be filed to keep the registration in force.

Quick DOQQ's
1) Class 35 - for services described as "retail store services via the Internet featuring digital aerial images". The registration commenced on September 17, 2002.  In order to maintain the existence of this registration for the full 10-year term, Section 8 and 15 Affidavits must be filed during the 6th year after the registration date, which commences on September 17, 2007.  Also, if the mark remains in continuous use, it can be renewed at the end of its initial 10-year term an additional 10-year term.  The renewal application must be filed within the one year period prior to the end of the initial term.

2) Class 9 - for goods described as "CD ROM's containing digital aerial images"  The registration commenced on November 12, 2002.  In order to maintain the existence of this registration for the full 10-year term, Section 8 and 15 Affidavits must be filed during the 6th year after the registration date, which commences on November 12, 2007.  Also, if the mark remains in continuous use, it can be renewed at the end of its initial 10-year term an additional 10-year term.  The renewal application must be filed within the one year period prior to the end of the initial term.

Schedule   -3 -

2.16

•	The Company’s Delaware Franchise tax and Jefferson County personal property tax were paid late in 2002.

•	The Company’s Delaware & California Franchise taxes were paid late in 2003.

2.17

Each agreement disclosed in Section 2.20(c)(iv) below is incorporated by reference herein.

2.19

•	The Company is party to Executive Bonus Agreements with Dawn Patterson and Charles Killpack.

•
Investment funds affiliated with the Company’s directors are party to various stock purchase agreements, investors rights agreement, voting agreements and the like entered into in connection with equity financings, debt financings, etc.

2.20  Insurance Policies:

•	Choice Plus Plan LIH PPO
•	Delta Dental PPO
•	Basic Life Insurance (Hartford)

Coverage                                                                           Carrier
Package                                                                St. Paul Fire & Marine
   General Liability
   Business Auto Liability
   Umbrella Liability
   Property
   Employee Benefits Liability
   Terrorism

Workers’ Compensation	Travelers Casualty & Surety Co.

Executive Liability	Chubb – Executive Risk Indemnity, Inc.

Errors & Omissions	Ace - Illinois Union Insurance Co.

All Policies expire 9/30/07

Schedule   -4 -

2.20  Bank Accounts

Silicon Valley Bank
	Account #	Signers

Operating Account	#3300186360	Charles Killpack
Dawn Patterson
Normena Walton

Money Market Account	#486-01477-11 RR ZGQ	Charles Killpack

Sweep Account	PRIME86360	n/a

Guaranty Bank

Payroll Account	#1006211	Charles Killpack
Dawn Patterson
Normena Walton

Money Market Account	#3802299	Dawn Patterson
Normena Walton

2.20(a)

•
In November and December, 2006, Pixxures advanced High Altitude Mapping Missions (HAMM) a total of $40,000 for flight services.  To date, the services have not been used and the total of $40,000 is still outstanding.  HAMM will either render services in the amount of $40,000 or repay Pixxures for the advance.

•
In September, 2007, the Company expects to purchase a 6 year extended reporting period under its D&O policy with Chubb Group of Insurance Companies.  Payment will be made immediately following the Effective Time.

•	Buckeye
•	Harris/MTAIP
•	Property lease
•	Image Tree

2.20(c)(iii)
•	Pixxures has entered into a support agreement with Stellacore effective September 1, 2007 in which Stellacore will be paid a $5,000 per month retainer (the “Stellacor Agreement”).

Schedule   -5 -

•	Substantially all of the Company’s employees have offer letters setting forth the terms of their employment.
•	The Company contracts with Geodesy Associates to perform certain subcontracting work.

2.20(c)(iv)

•	The Company maintains the following plans for its employees:
•	Choice Plus Plan LIH PPO
•	Delta Dental PPO
•	Basic Life Insurance (Hartford)
•	PTO Plan
•	401(k)

•	Pixxures is currently accruing 1% of revenues as a management bonus.

•	Pixxures receives incentives on the MTAIP contract and distributes 25% of the incentive payment to the MTAIP team.

•	The Company’s Amended 2000 Stock Option & Stock Issuance Plan

•	The Company’s production team also receives an incentive based upon gross margin.
•	The Company intends to offer a 2% commission to its project managers for contracts signed after September 15, 2007.

2.20(c)(v)

•	Each agreement disclosed in Section 2.10 above is incorporated by reference herein.

•	The SVB Facility

2.20(c)(vi)

•	Each agreement disclosed in Section 2.10 above is incorporated by reference herein.

2.20(c)(vii)

•	Each agreement disclosed in Section 2.12 is incorporated by reference herein.

2.20(c)(ix)

Schedule   -6 -

•           Investor Rights Agreement, dated February __, 2003 (the “Investor Rights Agreement”)

2.20(c)(xi)

Agreement for Internet E-Commerce Service for Digital Ortho Imagery between the Company and Metro, a metropolitan service district organized under the laws of the State of Oregon, dated as of October 26, 2005

Data Provider Licensing Agreement between the Company and National Geographic, a Delaware corporation, dated as of December 27, 2004

2.20(c)(xiii)

Each agreement disclosed in Section 2.20(c)(xi) above is incorporated by reference herein.

2.20(c)(xiv)

•	The Investor Rights Agreement

2.21

It is expected that the MTAIP project will conclude around July 2008.  The Company qualifies for this project based upon the fact that it is a small business.  According to the Company’s NAICS code (#514519), the Company will no longer qualify if revenues exceed $23M.  It is expected that Harris would permit the Company to complete the contract even if it exceeds the revenue amount.

Schedule   -7 -

Schedule 1.6

Holder of Shares, Warrants, or Options	Common Stock	Series A-1 Preferred Stock	Series B-1 Preferred Stock	Series C Preferred Stock	Common Warrants and Options	Series A Warrants	Series B Warrants	Series C Warrants
Key Employees
Chuck Killpack - CEO*					2,355,878

Principal Investors
Paragon Ranch	58,824		3,855,629	2,305,799	37,941		120,105	612,427
Altira Technology Fund II, LLC		168,992	3,471,643	1,566,479	50,588	6,154	126,422	416,062
Sequel Limited Partnership II			10,657,897	6,373,789	122,358		290,499	1,692,898
Sequel Entrepreneurs' Fund II, LP			358,187	214,207	4,112		9,763	56,894
Quest Capital Partnership			4,406,434	2,635,199	50,588		120,105	699,917
Leslie Melzer			330,483	197,640	2,529			52,494
Crawley Ventures, LLC			1,652,412	988,199	37,941			262,469
Steven Kim Hatfield Revocable Trust UID 3/31/93			110,162	65,879	2,529			17,498
5280 Partners I LP			2,203,217	1,317,599	50,588			349,958
Enhanced Colorado Issuer, LLC				2,971,874				356,625

Current and Former Employees

Dave Theobald*					15,500
Philip Varley*	7,500				11,000
Larry Schaner*					10,000
Wendy Luck*					2,100
Normena Walton*					1,000
Larry Haustein*					500
Ashley Shepherd*					500
Mark Stanton*					300

Others
Brian Webster	231,400		980,430	137,853
Anthony Palizzi	200,000
Bruce B. Brundage	31,400
Harold Schuch	7,500
Leriger De Laplante Holdings Ltd.	6,106
Neil Thompson	4,167
Laurence Herd	3,147
Mazone USA	3,142
John Boyd	2,150
498307 Alberta Ltd.	1,905
Argon Investments	1,335
Acreview Oil & Gas Consulting Ltd.	1,250
Robert Raina	1,229
Diane Boyd	955
Christian Schumann-Curtis	333
Richard Willott	90
Vicki Carr*	45				53
Sloan, Kathryn *	45				53
Jean Naciuk	45
Stellacore Corporation*					10,000
698307 Alberta Ltd.*					635
DeLaplante, Leriger *					635
Naciuk, Jean*					53
Willot, Richard *					106
Online Energy Solutions, Inc.		176,471
William G Harley			440,643	75,442
Joseph Nash, successor to ISSI		23,529
Alice G. Bullwinkle					6,729
Silicon Valley Bank							159,754

Totals:	562,568	368,992	28,467,138	18,849,959	2,774,216	6,154	826,648	4,517,242

*holds options to purchase common stock

Schedule   -8 -